IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

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In re:                                                     )     Chapter 11
                                                           )
MET-COIL SYSTEMS CORPORATION,                              )
                                                           )
                                    Debtor.                )     Case No. 03-12676 (MFW)
                                                           )
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   FOURTH AMENDED CHAPTER 11 PLAN OF REORGANIZATION PROPOSED BY MET-COIL SYSTEMS CORPORATION AND MESTEK, INC., AS CO-PROPONENTS

DATED: June 22, 2004

THIS PLAN PROVIDES, AMONG OTHER THINGS, FOR THE ISSUANCE OF INJUNCTIONS UNDER SECTION 105 OF THE BANKRUPTCY CODE THAT RESULT IN THE CHANNELING OF ALL ALLEGED TCE-RELATED PERSONAL INJURY CLAIMS (DEFINED HEREIN AS TCE PI TRUST CLAIMS) AGAINST MET-COIL SYSTEMS CORPORATION AND THE PROTECTED PARTIES, INCLUDING MESTEK, INC., INTO A TCE PI TRUST AS MORE FULLY DESCRIBED HEREIN AND THIRD PARTY RELEASES IN FAVOR OF THE MESTEK AFFILIATES.

GOLDBERG KOHN BELL BLACK ROSENBLOOM & MORITZ, LTD.              GREENBERG TRAURIG, LLP
Ronald Barliant                                                 Keith J. Shapiro
Kathryn A. Pamenter                                             Nancy A. Peterman
Gerald F. Munitz                                                Nancy A. Mitchell
55 East Monroe Street, Suite 3700                               77 West Wacker Drive, Suite 2500
Chicago, IL  60603                                              Chicago, IL  60601
Telephone: (312) 201-4000                                       Telephone: (312) 456-8400
Facsimile: (312) 332-2196                                       Facsimile: (312) 456-8435

- and -                                                         - and -

MORRIS, NICHOLS, ARSHT & TUNNELL                                GREENBERG TRAURIG, LLP
Eric D. Schwartz (No. 3134)                                     Scott D. Cousins (No. 3079)
1201 North Market Street                                        The Brandywine Building
Wilmington, DE  19899-1347                                      1000 West Street, Suite 1540
Telephone: (302) 658-9200                                       Wilmington, Delaware 19801
Facsimile: (302) 658-3989                                       Telephone: (302) 661-7000
                                                                Facsimile: (302) 661-7360
Attorneys for the Debtor and Debtor-in-Possession
                                                                Attorneys for Mestek, Inc.

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS, INTERPRETATION AND EXHIBITS................................................................2

         Section 1.01      Definitions............................................................................2

         Section 1.02      Rules of Interpretation................................................................2

         Section 1.03      Time Computations......................................................................2

         Section 1.04      Exhibits...............................................................................2

ARTICLE II CLASSIFICATION OF CLAIMS AND INTERESTS.................................................................2

         Section 2.01      Generally..............................................................................2

         Section 2.02      Unclassified Claims....................................................................2

         Section 2.03      Unimpaired Classes.....................................................................2

         Section 2.04      Impaired Classes Entitled to Vote......................................................2

         Section 2.05      Impaired Classes Deemed to Reject......................................................2

ARTICLE III PROVISIONS FOR TREATMENT OF CLASSES OF CLAIMS AND INTERESTS...........................................2

         Section 3.01      Satisfaction of Claims and Interests...................................................2

         Section 3.02      Administrative Claims..................................................................2

         Section 3.03      Priority Tax Claims....................................................................2

         Section 3.04      Class 1 Claims (Priority Non-Tax Claims)...............................................2

         Section 3.05      Class 2 Claims (DIP Claims)............................................................2

         Section 3.06      Class 3.1 Claims (Miscellaneous Secured Claims)........................................2

         Section 3.07      Class 3.2 Claims (Mestek Prepetition Secured Claims)...................................2

         Section 3.08      Class 4.1 Claims (Convenience Claims)..................................................2

         Section 3.09      Class 4.2 Claims (Mestek Unsecured Claim)..............................................2

         Section 3.10      Class 4.3 Claims (General Unsecured Claims other than Convenience Claims,
                           Mestek Unsecured Claim (if Mestek is the Winning Plan Sponsor), TCE Property
                           Damage Claims arising in connection with the Mejdrech Litigation and TCE PI
                           Claims). 2

         Section 3.11      Intentionally Omitted..................................................................2

         Section 3.12      Class 5 Claims (TCE Property Damage Claims arising in connection with the
                           Mejdrech Litigation)...................................................................2

         Section 3.13      Class 6 Claims (TCE PI Claims).........................................................2

         Section 3.14      Class 7 Claims (Non-Compensatory Damages Claims).......................................2

         Section 3.15      Class 8 Interests (Formtek Interests)..................................................2

ARTICLE IV DISTRIBUTIONS UNDER THE PLAN...........................................................................2

         Section 4.01      Timing and Delivery of Distributions...................................................2

         Section 4.02      Method of Cash Distributions...........................................................2

         Section 4.03      Failure to Negotiate Checks............................................................2

         Section 4.04      Unclaimed Property.....................................................................2

         Section 4.05      Fractional Dollars.....................................................................2

         Section 4.06      Compliance With Tax Requirements.......................................................2

         Section 4.07      De Minimis Distributions...............................................................2

         Section 4.08      Setoffs. 2

         Section 4.09      Documentation Necessary to Release Liens...............................................2

         Section 4.10      Allocation Between Principal and Accrued Interest......................................2

         Section 4.11      Distribution Record Date...............................................................2

         Section 4.12      Funding of the Unsecured Claims Distribution Fund......................................2

ARTICLE V ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN...........................................................2

         Section 5.01      Intentionally Omitted..................................................................2

         Section 5.02      Cramdown...............................................................................2

ARTICLE VI EXECUTORY CONTRACTS AND UNEXPIRED LEASES...............................................................2

         Section 6.01      Treatment of Executory Contracts and Unexpired Leases..................................2

         Section 6.02      Cure of Defaults for Assumed Contracts and Leases......................................2

         Section 6.03      Resolution of Objections to Assumption of Executory Contracts and Unexpired
                           Leases; Cure Payments..................................................................2

         Section 6.04      Claims for Rejection Damages...........................................................2

         Section 6.05      Objections to and Treatment of Rejection Claims........................................2

         Section 6.06      Indemnification Obligations............................................................2

         Section 6.07      Assumed Insurance Policies.............................................................2

         Section 6.08      Continuation or Termination of Certain Employee Benefits...............................2

         Section 6.09      Retiree Benefits.......................................................................2

         Section 6.10      Collective Bargaining Agreements.......................................................2

         Section 6.11      Met-Coil Pension Plan..................................................................2

ARTICLE VII MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................2

         Section 7.01      Intentionally Omitted..................................................................2

         Section 7.02      Authorization to Effectuate the Restructuring Transaction or the Alternative
                           Restructuring Transaction..............................................................2

         Section 7.03      Authorization Necessary to Effectuate the TCE PI Trust and Related Releases,
                           Discharges and TCE Channeling Injunction...............................................2

         Section 7.04      Reservation of Rights..................................................................2

         Section 7.05      Intentionally Omitted..................................................................2

         Section 7.06      Disallowed Claims and Disallowed Interests.............................................2

         Section 7.07      No Successor Liability.................................................................2

         Section 7.08      Intentionally Omitted..................................................................2

         Section 7.09      Preservation of Insurance Actions, Contribution Actions, Avoidance Actions,
                           Actions Against Professionals and other Causes of Actions..............................2

         Section 7.10      Transfer of Insurance Proceeds and Assignment of Contribution Actions to
                           Winning Plan Sponsor...................................................................2

         Section 7.11      Intentionally Omitted..................................................................2

         Section 7.12      Intentionally Omitted..................................................................2

         Section 7.13      Release of Recovery Actions............................................................2

         Section 7.14      Operations Between the Confirmation Date and the Effective Date........................2

         Section 7.15      Intentionally Omitted..................................................................2

         Section 7.16      Intentionally Omitted..................................................................2

         Section 7.17      Remediation............................................................................2

         Section 7.18      Comprehensive Settlement of Claims and Controversies...................................2

         Section 7.19      Vesting of Assets in the Reorganized Debtor............................................2

ARTICLE VIII THE TCE PI TRUST.....................................................................................2

         Section 8.01      Establishment and Purpose of the TCE PI Trust..........................................2

         Section 8.02      Receipt and Vesting of Trust Assets in the TCE PI Trust................................2

         Section 8.03      Assumption of Certain Liabilities by the TCE PI Trust..................................2

ARTICLE IX PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS (OTHER THAN CLASS 5 CLAIMS AND CLASS 6 CLAIMS).............2

         Section 9.01      Objections to Claims (Other Than Class 5 Claims and Class 6 Claims)....................2

         Section 9.02      Amendments to Claims and Requests for Payment of Administrative Claims; Claims
                           Filed After the Bar Dates..............................................................2

         Section 9.03      No Payment or Distribution Pending Allowance...........................................2

         Section 9.04      Disputed Distribution..................................................................2

         Section 9.05      Estimation.............................................................................2

         Section 9.06      Resolution of Disputed Claims..........................................................2

ARTICLE X BAR DATES FOR CLAIMS, INCLUDING ADMINISTRATIVE CLAIMS AND PROFESSIONAL CLAIMS...........................2

         Section 10.01     Bar Date for Certain Claims............................................................2

         Section 10.02     Bar Date for Certain Administrative Claims.............................................2

         Section 10.03     Bar Date for Professionals.............................................................2

ARTICLE XI CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN................................................2

         Section 11.01     Conditions to Confirmation.............................................................2

         Section 11.02     Conditions to Effective Date...........................................................2

         Section 11.03     Waiver of Conditions to Consummation...................................................2

ARTICLE XII EFFECTS OF CONFIRMATION...............................................................................2

         Section 12.01     Debtor's Discharge and Injunction......................................................2

         Section 12.02     Exculpation............................................................................2

         Section 12.03     Obligation to Defend Exculpated Persons................................................2

         Section 12.04     Discharge of Claims and Interests......................................................2

         Section 12.05     Other Documents and Actions............................................................2

         Section 12.06     Term of Injunctions or Stays...........................................................2

         Section 12.07     Preservation of Insurance..............................................................2

         Section 12.08     Guaranties.............................................................................2

         Section 12.09     Waiver of Subordination Rights.........................................................2

ARTICLE XIII RETENTION OF JURISDICTION............................................................................2

         Section 13.01     Exclusive Jurisdiction of Bankruptcy Court.............................................2

         Section 13.02     Non-Exclusive Jurisdiction of Bankruptcy Court.........................................2

         Section 13.03     Failure of Bankruptcy Court to Exercise Jurisdiction...................................2

ARTICLE XIV MISCELLANEOUS PROVISIONS..............................................................................2

         Section 14.01     Binding Effect of Plan.................................................................2

         Section 14.02     Withdrawal or Revocation of the Plan...................................................2

         Section 14.03     Modification of the Plan...............................................................2

         Section 14.04     Final Order............................................................................2

         Section 14.05     Business Days..........................................................................2

         Section 14.06     Severability...........................................................................2

         Section 14.07     Governing Law..........................................................................2

         Section 14.08     Payment of Statutory Fees..............................................................2

         Section 14.09     Notices. 2

         Section 14.10     Filing of Additional Documents.........................................................2

         Section 14.11     Intentionally Omitted..................................................................2

         Section 14.12     No Interest............................................................................2

         Section 14.13     No Attorneys' Fees.....................................................................2

         Section 14.14     Defenses with Respect to Claims........................................................2

         Section 14.15     No Injunctive Relief...................................................................2

         Section 14.16     No Admissions..........................................................................2

         Section 14.17     Entire Agreement.......................................................................2

         Section 14.18     Waiver.  2

         Section 14.19     Plan Supplement........................................................................2

         Section 14.20     Waiver of Automatic Stay to Enforce Judgment...........................................2

         Section 14.21     Section 1146 Exemption.................................................................2

         Section 14.22     Dissolution of Committee...............................................................2

                                                   PLAN EXHIBITS

Exhibit 1                Glossary of Terms

Exhibit 2:               List of Executory Contracts and Unexpired Leases to be Assumed by the Reorganized Debtor

Exhibit 3:               Benefits Plans to be Assumed by the Reorganized Debtor

Exhibit 4:               Collective Bargaining Agreements to be Assumed by the Reorganized Debtor

Exhibit 5:               Schedule of Settling Insurers

Exhibit 6:               TCE PI Trust Agreement

Exhibit 7                List of Mestek Affiliates

INTRODUCTION

        The Debtor and Mestek propose this Fourth Amended Plan dated June 22, 2004, under chapter 11 of the Bankruptcy Code.

        For a discussion of the Debtor’s history, business and property, and for a summary and analysis of the Plan and related matters, reference should be made to the Disclosure Statement. The Debtor and Mestek are “joint proponents of the Plan” within the meaning of section 1129 of the Bankruptcy Code.

        ALL CLAIMHOLDERS AND INTERESTHOLDERS ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019 AND THE PLAN, THE DEBTOR AND MESTEK RESERVE THE RIGHT TO ALTER, AMEND OR MODIFY THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

ARTICLE I

DEFINITIONS, INTERPRETATION AND EXHIBITS

Section 1.01 Definitions.

        Unless the context requires otherwise, capitalized terms used herein without definition shall have the meanings ascribed to them in the Fourth Amended Glossary of Terms attached as Exhibit 1 hereto and incorporated herein by reference (the “Glossary of Terms”). Any term used in the Plan that is not defined in the Plan, either in the Glossary of Terms or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity).

Section 1.02 Rules of Interpretation.

        Whenever appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender. The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan. The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included. The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof. Without limiting anything in this Article I, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply to the Plan.

Section 1.03 Time Computations.

        In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall govern.

Section 1.04 Exhibits.

        All exhibits to the Plan, including the Glossary of Terms, are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed. All references to “the Plan” shall be construed, where applicable, to include references to this document and all of its exhibits, appendices, schedules and annexes (and any amendments thereto made in accordance with the Bankruptcy Code). To the extent that the description of any exhibit, appendix, schedule or annex, to the Plan is inconsistent with the actual terms or conditions of such exhibit, appendix, schedule or annex, the terms and conditions of the exhibit, appendix, schedule or annex, shall control.

ARTICLE II

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 2.01 Generally.

        Pursuant to section 1122 of the Bankruptcy Code, set forth below is a designation of Classes of Claims and Interests. A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent such Claim or Interest qualifies within the description of that different Class. A Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class, and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

Section 2.02 Unclassified Claims.

        In accordance with sections 1123(a)(1) and 1129(a)(9) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims are not classified and are excluded from the Classes designated in this Article II of the Plan. The treatment accorded Unclassified Claims is set forth in Article III of the Plan. The holders of such Claims are not entitled to vote on the Plan.

Section 2.03 Unimpaired Classes.

        The Plan classifies the following Claims as Unimpaired Classes that are not entitled to vote on the Plan. Pursuant to section 1126(f) of the Bankruptcy Code, each Claimholder in the following Classes is conclusively presumed to have accepted the Plan in respect of such Claims:

(a)     Class 1 Claims shall consist of all Priority Non-Tax Claims (“Class 1 Claims”); and

(b)     Class 2 Claims shall consist of the DIP Claims (“Class 2 Claims”).

Section 2.04 Impaired Classes Entitled to Vote.

        For the purposes of voting and all Confirmation matters, the Plan classifies certain Claims as Impaired Claims under the Plan. Such Impaired Claims against the Debtor are classified as follows, and all Claimholders in the following Classes are entitled to vote on the Plan:

(a)	Class 3.1 Claims shall consist of all Miscellaneous Secured Claims (“Class 3.1 Claims”).

(b)	Class 3.2 Claims shall consist of the Mestek Prepetition Secured Claims (“Class 3.2 Claims”).

(c)	Class 4.1 Claims shall consist of all Convenience Claims (“Class 4.1 Claims”).

(d)	Class 4.2 Claims shall consist of all Mestek Unsecured Claims (“Class 4.2 Claims”).

(e)	Class 4.3 Claims shall consist of all General Unsecured Claims (other than Convenience Claims, Mestek Unsecured Claims if Mestek is the Winning Plan Sponsor, TCE Property Damage Claims arising in connection with the Mejdrech Litigation and TCE PI Claims) (“Class 4.3 Claims”).

(f)	Class 5 Claims shall consist of all TCE Property Damage Claims arising in connection with the Mejdrech Litigation (“Class 5 Claims”).

(g)	Class 6 Claims consist of all TCE PI Claims (the “Class 6 Claims”).

Section 2.05 Impaired Classes Deemed to Reject.

        The Plan classifies the following Claims and Interests as Impaired that are not entitled to vote on the Plan. Pursuant to section 1126(g) of the Bankruptcy Code, each Claimholder and Interestholder in the following Classes is conclusively presumed to have rejected the Plan in respect of such Claims or Interests:

(a)	Class 7 Claims shall consist of Non-Compensatory Damages Claims whether arising from the Illinois Actions, the AG Action, the Contribution Actions or otherwise (“Class 7 Claims”).

(b)	Class 8 Interests shall consist of Formtek’s Interests in the Debtor (“Class 8 Interests”).

ARTICLE III

PROVISIONS FOR TREATMENT OF

CLASSES OF CLAIMS AND INTERESTS

Section 3.01 Satisfaction of Claims and Interests.

        The treatment of and consideration to be received by holders of Allowed Claims or Allowed Interests pursuant to this Article III and the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against or Interests in the Debtor and the Estate, except as otherwise provided in the Plan or the Confirmation Order. The holders of Liens satisfied, discharged and released under the Plan shall execute any and all documentation reasonably requested by the Debtor or the Reorganized Debtor evidencing the satisfaction, discharge and release of such Liens.

Section 3.02 Administrative Claims.

        Unless otherwise provided for herein, each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of such Allowed Administrative Claim, either (A) an amount equal to the unpaid amount of such Allowed Administrative Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Administrative Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; or (B) such other treatment (x) as may be agreed upon in writing by the Claimholder and the Debtor or the Reorganized Debtor or (y) as the Bankruptcy Court has ordered or may order. Notwithstanding the foregoing, Allowed Administrative Claims representing (a) liabilities, accounts payable or other Claims or obligations incurred in the ordinary course of business of the Debtor consistent with past practices subsequent to the Petition Date and (b) contractual liabilities arising under contracts, loans or advances to the Debtor, whether or not incurred in the ordinary course of business of the Debtor subsequent to the Petition Date, shall be paid or performed by the Debtor or the Reorganized Debtor in accordance with the terms and conditions of the particular transactions relating to such liabilities and any agreements or contracts relating thereto; provided, that, notwithstanding any contract provision, applicable law or otherwise, that entitles a holder of an Allowed Administrative Claim to postpetition interest, no holder of an Allowed Administrative Claim shall receive postpetition interest on account of such Claim.

Section 3.03 Priority Tax Claims.

        Each holder of an Allowed Priority Tax Claim shall receive, at the sole discretion of the Debtor or the Reorganized Debtor, and in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Priority Tax Claim, (A) an amount equal to the unpaid amount of such Allowed Priority Tax Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Priority Tax Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; (B) as provided in section 1129(a)(9)(C) of the Bankruptcy Code, Cash payments made in equal annual installments beginning on or before the first anniversary following the Effective Date, with the final installment payable not later than the sixth (6th) anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest (payable in arrears) on the unpaid portion thereof at the Tax Rate from the Effective Date through the date of payment thereof; or (C) such other treatment as to which the Debtor and such Claimholder shall have agreed in writing or the Bankruptcy Court has ordered or may order; provided, however, that the Debtor reserves the right to pay any Allowed Priority Tax Claim, or any remaining balance of any Allowed Priority Tax Claim, in full at any time on or after the Effective Date without premium or penalty; and provided further, that no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any pre-Effective Date interest accrued on or penalty arising before or after the Petition Date with respect to or in connection with such Allowed Priority Tax Claim.

Section 3.04 Class 1 Claims (Priority Non-Tax Claims).

        Priority Non-Tax Claims are Unimpaired. Unless otherwise provided for herein, each holder of an Allowed Priority Non-Tax Claim shall receive either (A) an amount equal to the unpaid amount of such Allowed Priority Non-Tax Claim in Cash commencing on the later of (i) the Effective Date, (ii) the date that such Claim becomes an Allowed Priority Non-Tax Claim by a Final Order and (iii) a date agreed to by the Claimholder and either the Debtor or the Reorganized Debtor; or (B) such other treatment (x) as may be agreed upon in writing by the Claimholder and the Debtor or the Reorganized Debtor or (y) as the Bankruptcy Court has ordered or may order.

Section 3.05 Class 2 Claims (DIP Claims).

        DIP Claims are Unimpaired. The Class 2 Claims shall be Allowed in an amount equal to the principal amount plus accrued and unpaid interest, costs and attorneys’ fees and expenses through the day immediately prior to the Effective Date and paid in full, in Cash, on the Effective Date in accordance with the DIP Order and the DIP Loan Agreement.

Section 3.06 Class 3.1 Claims (Miscellaneous Secured Claims).

        Class 3.1 Claims are Impaired. Each holder of an Allowed Class 3.1 Claim shall receive, at the option of and in the sole discretion of the Debtor or the Reorganized Debtor, one of the three following forms of treatment:

(a)	an amount equal to the unpaid amount of such Allowed Class 3.1 Claim in Cash commencing on the later of (i) the Effective Date or (ii) the date that is fifteen (15) Business Days after such Claim becomes an Allowed Class 3.1 Claim by a Final Order; or

(b)	the Reorganized Debtor shall abandon the Property that secures the Allowed Class 3.1 Claim to the Claimholder on or as soon as practicable after the later of (i) the Effective Date or (ii) the date that is fifteen (15) Business Days after the date on which such Claim becomes an Allowed Class 3.1 Claim by a Final Order; or

(c)	such other treatment as the Claimholder and the Debtor or the Reorganized Debtor shall have agreed upon in writing.

Section 3.07 Class 3.2 Claims (Mestek Prepetition Secured Claims).

        Class 3.2 Claims are Impaired. The Class 3.2 Claims shall be Allowed in the principal amount outstanding as of the Effective Date plus accrued and unpaid interest, costs and attorneys’ fees and expenses through the Effective Date. In the event that Mestek is the Winning Plan Sponsor, on the Effective Date, Mestek will contribute its Class 3.2 Claim to the capital of the Reorganized Debtor as part of the Capital Contribution and shall not receive or retain any property under the Plan on account of such Class 3.2 Claim. In the event that Mestek is not the Winning Plan Sponsor, the Reorganized Debtor shall pay Mestek the amount of its Allowed Class 3.2 Claim in full, in Cash, on the later of (i) Effective Date, (ii) the date such claim becomes an Allowed Claim by a Final Order or (iii) as otherwise agreed to in writing by the Debtor or the Reorganized Debtor and Mestek.

Section 3.08 Class 4.1 Claims (Convenience Claims).

        Class 4.1 Claims are Impaired. All Allowed Convenience Claims shall be paid by the Reorganized Debtor in Cash, in full (without interest), on the first Distribution Date after the Effective Date from the Unsecured Claims Distribution Fund.

        Mestek’s Class 4.2 Claim is Impaired. In the event that Mestek is the Winning Plan Sponsor, on the Effective Date, Mestek shall contribute to the capital of the Reorganized Debtor as part of the Capital Contribution its Class 4.2 Claim and shall not receive or retain any property under the Plan on account of such Class 4.2 Claim. In the event that Mestek is not the Winning Plan Sponsor, Mestek’s Allowed Class 4.2 Claim shall be treated as a Class 4.3 Claim.

Section 3.10 Class 4.3 Claims (General Unsecured Claims other than Convenience Claims, Mestek Unsecured Claim (if Mestek is the Winning Plan Sponsor), TCE Property Damage Claims arising in connection with the Mejdrech Litigation and TCE PI Claims).

        Class 4.3 Claims are Impaired. Each holder of an Allowed Class 4.3 Claim shall receive payment of an amount equal to 70% of its Allowed Class 4.3 Claim from the Unsecured Claims Distribution Fund on the first Distribution Date after the Effective Date or, in the case of each Disputed Class 4.3 Claim, on the first Distribution Date after such Disputed Claim becomes an Allowed Class 4.3 Claim; provided, however, that (a) if a holder of a Class 4.3 Claim agrees in writing to accept less favorable treatment, such holder shall receive only such agreed treatment and (b) if a holder of a Class 4.3 Claim elects in writing on a Ballot the treatment afforded a Class 4.1 Claim and voluntarily reduces its Claim to $10,000, such Class 4.3 Claim shall be treated as a Class 4.1 Claim. Notwithstanding the foregoing, to the extent that there is any Insurance Policy available to pay Allowed General Unsecured Claims arising from workers’ compensation or product liability claims, such Claimholders shall first seek payment from the Insurance Policy and to the extent such Claim is not paid in full from such Insurance Policy, the balance of such Allowed General Unsecured Claim shall be paid on the next Distribution Date pursuant to this Section 3.10. The Unsecured Claims Distribution Fund will be funded in accordance with Section 4.12 of the Plan.

Section 3.11 Intentionally Omitted.

Section 3.12 Class 5 Claims (TCE Property Damage Claims arising in connection with the Mejdrech Litigation).

        Class 5 Claims are Impaired. The Class 5 Claimholders shall receive the Mejdrech Settlement Amount in full and final satisfaction of their Allowed Class 5 Claims. On the Effective Date, the Debtor shall deposit the Mejdrech Settlement Amount in the Mejdrech Escrow, and the Mejdrech Settlement Amount shall thereafter be held pursuant to the terms of the Mejdrech Escrow Agreement. The Mejdrech Settlement Amount shall be either (i) distributed on or after the Effective Date to holders of Allowed Class 5 Claims in accordance with an order of the Illinois District Court or (ii) returned to Mestek in accordance with the terms of the Mejdrech Escrow Agreement. Upon the Effective Date, each holder of a Class 5 Claim shall be deemed to have assigned to the Reorganized Debtor its entire interest in any Direct Action, and the Reorganized Debtor shall be deemed such Claimholder’s sole attorney in fact, as may be appropriate, to prosecute at the Reorganized Debtor’s sole discretion, any Direct Action, except that no such Direct Action can or will be brought against a Settling Insurer. In addition to the foregoing, each Class 5 Claimholder shall be entitled to the Hook-Up to the extent provided for in Section 7.17 of the Plan, provided that to the extent any Class 5 Claimholder incurs any reasonable out-of-pocket costs in addition to those set forth in Section 7.17(b) of the Plan, the Reorganized Debtor or the Winning Plan Sponsor shall reimburse such Class 5 Claimholder such reasonable out-of-pocket costs to the extent (a) directly related to the Hook-Ups, (b) not previously reimbursed and (c) such Class 5 Claimholder provides appropriate documentation, including proof of payment or the incurrence of the obligation, to the Reorganized Debtor and the Winning Plan Sponsor.

Section 3.13 Class 6 Claims (TCE PI Claims).

        Class 6 Claims are Impaired. On the Effective Date, each Class 6 Claim will automatically and without further act or deed be assumed by the TCE PI Trust and treated in accordance with the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures. Settled TCE PI Claims shall receive their respective settlement amounts from the TCE PI Trust Claims Distribution Fund in full and final satisfaction of their Allowed Class 6 Claims in accordance with the procedures set forth in the TCE PI Trust Agreement. Schreiber shall receive the Schreiber Settlement Amount from the TCE PI Trust Claims Distribution Fund in accordance with the procedures set forth in the TCE PI Trust Agreement in full and final satisfaction of her Allowed Class 6 Claim.

        Upon receipt of their respective distributions from the TCE PI Trust Claims Distribution Fund, each holder of a Class 6 Claim shall be deemed to have assigned to the Reorganized Debtor its entire interest in any Direct Action, and the Reorganized Debtor shall be deemed such Claimholder’s sole attorney in fact, as may be appropriate, to prosecute at the Reorganized Debtor’s sole discretion, any Direct Action, except that no such Direct Action can or will be brought against a Settling Insurer.

Section 3.14 Class 7 Claims (Non-Compensatory Damages Claims).

        Class 7 Claims are Impaired. The Class 7 Claimholders shall not receive any distribution or retain any rights or Property under the Plan on account of such Claims.

Section 3.15 Class 8 Interests (Formtek Interests).

        Class 8 Interests are Impaired. Class 8 Interestholders will receive no distribution and retain no rights or Property on account of their Class 8 Interests. Class 8 Interests shall be cancelled and extinguished on the Effective Date.

ARTICLE IV

DISTRIBUTIONS UNDER THE PLAN

Section 4.01 Timing and Delivery of Distributions.

        The Disbursing Agent will make distributions of Property to all holders of Allowed Claims in accordance with Article III of the Plan (other than holders of Class 5 Claims and Class 6 Claims). Unless otherwise set forth herein, distributions shall only be made to the holders of Claims on a Distribution Date.

        Unless otherwise set forth herein, the Disbursing Agent will make distributions to holders of Allowed Claims at the addresses set forth on the Proofs of Claim, if any, Filed by such Claimholders or at the last known addresses of such Claimholders. Subject to Section 4.04, if any such Claimholder’s distribution is returned as undeliverable, no further distribution will be made to such Claimholder unless and until the Disbursing Agent is notified of such Claimholder’s then current address, at which time all missed distributions will be made to such Claimholder, without interest.

Section 4.02 Method of Cash Distributions.

        Any Cash payment to be made pursuant to the Plan may be made by Cash, draft, check, wire transfer, or as otherwise required or provided in any relevant agreement or applicable law at the option of and in the sole discretion of the Disbursing Agent.

Section 4.03 Failure to Negotiate Checks.

        Checks issued in respect of distributions under the Plan shall be null and void if not negotiated within sixty (60) days after the date of issuance. The Reorganized Debtor shall hold any amounts returned to the Disbursing Agent in respect of such non-negotiated checks. The holder of an Allowed Claim (other than a Class 5 Claim or Class 6 Claim) with respect to which such check originally was issued shall make requests for reissuance for any such check directly to the Reorganized Debtor. All amounts represented by any voided check will be held until the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed, and all requests for reissuance by the holder of the Allowed Claim (other than a Class 6 Claim) in respect of a voided check are required to be made prior to such date. Thereafter, all such amounts shall be deemed to be Unclaimed Property, in accordance with Section 4.04 of the Plan, and all Claims in respect of void checks and the underlying distributions shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor, the Reorganized Debtor or their respective Property.

Section 4.04 Unclaimed Property.

        All Property distributed on account of Claims must be claimed within the later of one (1) year after (x) the Effective Date or (y) the date that a particular Claim is Allowed or, in the case of a distribution made in the form of a check, must be negotiated and a request for reissuance be made as provided for in Section 4.03 of the Plan. Nothing contained in the Plan shall require the Debtor, the Reorganized Debtor or the Disbursing Agent to attempt to locate any holder of an Allowed Claim other than by reviewing the records of the Debtor. Pursuant to section 1143 of the Bankruptcy Code, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the holder of any Claim Disallowed in accordance with this Section 4.04 shall be forever barred, estopped and enjoined from assertion in any manner against the Debtor, the Reorganized Debtor or their respective Property. Unclaimed Property shall be returned to the Reorganized Debtor, Mestek or the Winning Plan Sponsor, as applicable.

Section 4.05 Fractional Dollars.

        Notwithstanding any other provision of the Plan, Cash distributions of fractions of dollars will not be made; rather, whenever any payment of a fraction of a dollar would be called for, the actual payment made shall reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars being rounded down. To the extent that Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as Unclaimed Property pursuant to Section 4.04 of this Plan.

Section 4.06 Compliance With Tax Requirements.

        In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Debtor, the Reorganized Debtor or the Disbursing Agent shall file such information return with the Internal Revenue Service and provide any required statements in connection therewith to the recipients of such distribution or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Debtor, the Reorganized Debtor or the Disbursing Agent within thirty (30) days from the date of such request, the Debtor, the Reorganized Debtor or the Disbursing Agent may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received.

Section 4.07 De Minimis Distributions.

        No Cash payment of less than five ($5.00) dollars shall be made to any Claimholder on account of its Allowed Claim.

Section 4.08 Setoffs.

        Except for any Claim that is Allowed in an amount set forth in the Plan, the Debtor or the Reorganized Debtor may, but shall not be required to, set off against any Claims and the payments or distributions to be made pursuant to the Plan in respect of such Claims, any and all debts, liabilities and claims of every type and nature whatsoever which the Estate or the Debtor may have against the Claimholders, but neither the failure to do so nor the Allowance of any such Claims, whether pursuant to the Plan or otherwise, shall constitute a waiver or release by the Debtor of any such claims the Debtor may have against such Claimholders, and all such claims shall be reserved for and retained by the Reorganized Debtor.

Section 4.09 Documentation Necessary to Release Liens.

        Each Creditor which is to receive a distribution under the Plan in full satisfaction of a Class 3.1 Claim shall not receive such distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form if appropriate) in connection with such Class 3.1 Claim and such other documents as the Debtor, the Reorganized Debtor or the Disbursing Agent may reasonably request.

Section 4.10 Allocation Between Principal and Accrued Interest.

        Except as specifically provided in this Plan, on the Effective Date, the aggregate consideration paid to Creditors in respect of their Claims shall be treated as allocated first to the principal amount of such Claims and then to the accrued interest thereon.

Section 4.11 Distribution Record Date.

        As of the close of business on the Distribution Record Date, all transfer ledgers, transfer books, registers and any other records maintained by the designated transfer agents with respect to ownership of any Claims will be closed and, for purposes of the Plan, there shall be no further changes in the record holders of such Claims. The Disbursing Agent shall have no obligation to recognize the transfer of any Claims occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those Claimholders as of the close of business on the Distribution Record Date, as reflected on such ledgers, books, registers or records.

Section 4.12 Funding of the Unsecured Claims Distribution Fund.

        The initial Distribution Date shall be within 30 days after the Effective Date, and the Disbursing Agent shall make all subsequent distributions on a Distribution Date. At the written request of the Disbursing Agent made no later than ten (10) Business Days before each Distribution Date, including the initial Distribution Date, the Winning Plan Sponsor shall deliver all funds necessary to pay Allowed Class 4.1 Claims and Allowed Class 4.3 claims to the Unsecured Claims Distribution Fund at least five (5) Business Days before the Distribution Dates. Except as otherwise provided in the Plan or the Confirmation Order, all payments that the Disbursing Agent shall distribute to holders of Allowed Class 4.1 Claims and Allowed Class 4.3 Claim shall be (a) in Cash, (b) made pursuant to the Plan, and (c) made from the Unsecured Claims Distribution Fund. Additional amounts will be deposited in the Unsecured Claims Distribution Fund by the Reorganized Debtor or the Winning Plan Sponsor, if requested by the Disbursing Agent, until each holder of an Allowed Class 4.1 Claims and Allowed Class 4.3 Claim has received seventy percent (70%) of the amount of such Claim. After all Allowed Claims have been paid in accordance with Article III and Final Orders have been entered with respect to all Disputed Class 4.1 Claims or Class 4.3 Claims, all amounts remaining in the Unsecured Claims Distribution Fund will be paid to the Reorganized Debtor, Mestek or the Winning Plan Sponsor, as applicable.

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN; CRAMDOWN

Section 5.01 Intentionally Omitted.

Section 5.02 Cramdown.

        If all applicable requirements for Confirmation of the Plan are met as set forth in section 1129(a)(1) through (13) of the Bankruptcy Code except subsection (8) thereof, the Debtor and Mestek intend to request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code.

ARTICLE VI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

Section 6.01 Treatment of Executory Contracts and Unexpired Leases.

        Except as otherwise provided in the Plan (including, but not limited to Section 12.07 of the Plan), effective on and as of the Effective Date, any and all unexpired leases and executory contracts that exist between the Debtor and any Entity which (i) have not expired or terminated pursuant to their own terms, (ii) have not previously been assumed, or assumed and assigned or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date, (iii) are not the subject of pending motions to assume, or assume and assign or reject as of the Confirmation Date or (iv) are not specified in the list of executory contracts and unexpired leases to be assumed by the Reorganized Debtor pursuant to the Plan, as identified on Exhibit 2 hereto, are hereby specifically rejected; provided, however, that the Debtor shall have the right, at any time prior to the Effective Date, to amend Exhibit 2 (a) to delete any executory contract or unexpired lease listed therein, thus providing for its rejection pursuant to this Section 6.01 of the Plan or (b) to add any executory contract or unexpired lease thereto, thus providing for its assumption by the Reorganized Debtor pursuant to this Section 6.01 of the Plan. Each contract and lease listed on Exhibit 2 hereto on the Effective Date shall be assumed by the Reorganized Debtor only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Exhibit 2 shall not constitute an admission by the Debtor that such contract or lease is an executory contract or unexpired lease or that the Debtor has any liability thereunder. The Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute an order of the Bankruptcy Court (a) approving such assumptions pursuant to section 365 and section 1123(b)(2) of the Bankruptcy Code and this Section 6.01, as of the Effective Date; (b) extending the time, pursuant to section 365(d)(4) of the Bankruptcy Code and Section 6.01 of the Plan, within which the Debtor may assume, assume and assign, or reject the unexpired leases specified in Section 6.01 of the Plan through the date of entry of an order, approving the assumption, assumption and assignment, or rejection of such unexpired leases; and (c) approving, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, the rejection of the executory contracts and unexpired leases pursuant to this Section 6.01 of the Plan.

Section 6.02 Cure of Defaults for Assumed Contracts and Leases.

        Notwithstanding any prior order of the Bankruptcy Court to the contrary, the Reorganized Debtor will satisfy (in its sole discretion) all undisputed cure and any other monetary default payments required by Section 365(b)(1) of the Bankruptcy Code under any executory contract and unexpired lease identified on Exhibit 2 to the Plan (as may be modified in accordance with Section 6.01 of the Plan) to the extent any such contract or lease is in default (and to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law), at the option of and in the sole discretion of the Reorganized Debtor: (A) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date, (B) by payment of such other amount as ordered by the Bankruptcy Court or (C) on such other terms as agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute pursuant to Section 6.03 of the Plan, the Reorganized Debtor shall pay the amount otherwise payable under the Plan without interest, in Cash (A) on or before the later of (x) sixty (60) days following the Effective Date or (y) thirty (30) days following entry of a Final Order liquidating and allowing any disputed amount or (B) on such other terms as agreed to by the parties to such executory contract or unexpired lease.

Section 6.03 Resolution of Objections to Assumption of Executory Contracts and Unexpired Leases; Cure Payments.

        Any party objecting to (A) the Debtor’s or the Reorganized Debtor’s proposed assumption of an executory contract or unexpired lease or (B) (i) the amount of any cure payments, if any (which is the only monetary cure amount, if any, that the Reorganized Debtor shall be obligated to pay in connection with the assumption of any such executory contract or unexpired lease unless the Bankruptcy Court orders otherwise), (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption or the cure payments required by section 365(b)(1) of the Bankruptcy Code, shall File and serve a written Objection to the assumption of such contract or lease or the cure payments, if any, that the Debtor proposes to make in connection with such assumption and assignment on or before the deadline set by the Bankruptcy Court for Filing objections to Confirmation of the Plan. Failure to File an objection within the time period set forth above shall constitute (x) consent to the assumption and revestment of those contracts and leases, including an acknowledgment that the proposed assumption provided adequate assurance of future performance, (y) consent to the cure amount, if any, and (z) an acknowledgment that the cure amount is the only amount necessary to cover any and all outstanding defaults under the respective executory contract or unexpired lease to be assumed and an acknowledgment that no other defaults exist under said contract or lease. To the extent that any objections to the cure amounts are timely Filed and served and such objections are not resolved between the Debtor or the Reorganized Debtor and the objecting parties, the Bankruptcy Court shall resolve such disputes at a hearing to be held at a date to be determined by the Bankruptcy Court. The resolution of such disputes shall not affect the Debtor’s or the Reorganized Debtor’s assumption of the contracts or leases that are the subject of such a dispute, but rather shall affect only the “cure” amount the Debtor or the Reorganized Debtor must pay in order to assume such contract or lease. Notwithstanding the immediately preceding sentence, if the Debtor or the Reorganized Debtor, in its sole discretion, determines that the amount asserted to be the necessary “cure” amount would, if ordered by the Bankruptcy Court, make the assumption of the contract or lease imprudent, then the Debtor or the Reorganized Debtor may elect to (1) reject the contract or lease pursuant to Section 6.01 of the Plan, or (2) request an expedited hearing on the resolution of the “cure” dispute, exclude assumption or rejection of the contract or lease from the scope of the Confirmation Order, and retain the right to reject the contract or lease pursuant to Section 6.01 of the Plan pending the outcome of such dispute.

Section 6.04 Claims for Rejection Damages.

        Notwithstanding anything in the Claims Bar Date order of the Bankruptcy Court to the contrary, Proofs of Claim for damages allegedly arising from the rejection pursuant to the Plan or the Confirmation Order of any executory contract or any unexpired lease shall be Filed with the Bankruptcy Court and served on counsel for the Debtor or the Reorganized Debtor not later than thirty (30) days after the service of the earlier of: (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected (including service of an Order of the Bankruptcy Court providing for such rejection). Any holder of a Claim arising from the rejection of any executory contract or any unexpired lease that fails to File such Proof of Claim on or before the date specified in Section 6.04 hereof shall be forever barred, estopped and enjoined from asserting such Claims in any manner against the Debtor or the Reorganized Debtor (or Filing Proofs of Claim with respect thereof), or its Property, and the Debtor and the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims, and, if applicable, such Claimholders shall not be permitted to vote on the Plan or to participate in any distribution in this Chapter 11 Case on account of such Claims or to receive further notices regarding such Claims and shall be bound by the terms of the Plan.

Section 6.05 Objections to and Treatment of Rejection Claims.

        The Bankruptcy Court will determine any Objections to any Proofs of Claim Filed in accordance with Section 6.04 hereof at a hearing to be held on a date that the Bankruptcy Court selects. Any Allowed General Unsecured Claims arising out of the rejection of executory contracts and unexpired leases will, pursuant to section 502(g) of the Bankruptcy Code, be Class 4.3 Claims entitled to treatment pursuant to Section 3.08 hereof.

Section 6.06 Indemnification Obligations.

        Except for the indemnification obligations of the Debtor (i) to its current and former officers and directors and (ii) under any executory contracts or unexpired leases that the Debtor assumed on or before the Effective Date, any obligations of the Debtor, pursuant to its articles of incorporation or by-laws, codes of regulation, applicable state law or specific agreement, or any combination of the foregoing, to indemnify or reimburse a Person with respect to all present and future actions, suits and proceedings, based upon any act or omission related to service with, or for or on behalf of, the Debtor, shall not survive Confirmation of the Plan and shall be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether such indemnification or reimbursement is owed in connection with an event occurring before, on or after the Petition Date.

Section 6.07 Assumed Insurance Policies.

        While the Debtor does not believe that the Insurance Policies issued to the Debtor prior to the Petition Date constitute executory contracts, to the extent such Insurance Policies are considered to be executory contracts, then, notwithstanding anything contained in Section 6.01 of the Plan to the contrary, the Plan shall constitute a motion to assume such Insurance Policies (other than those involving any Settling Insurers) and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of the Debtor, its Estate, and all parties in interest in the Chapter 11 Case.

Section 6.08 Continuation or Termination of Certain Employee Benefits.

        Except for those agreements and plans to be terminated and rejected pursuant to section 365 of the Bankruptcy Code, each of the Benefits Plans set forth on Exhibit 3 to the Plan are treated as executory contracts under the Plan and shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to sections 365(a), 365(f) and 1123(b)(2) of the Bankruptcy Code.

Section 6.09 Retiree Benefits.

        Pursuant to section 1129(a)(13) of the Bankruptcy Code, all of the Debtor’s retiree benefits within the meaning of section 1114 of the Bankruptcy Code (other than the so-called Reusch retiree benefits) shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to section 365(a), section 365(f) and section 1123(b)(2) of the Bankruptcy Code. On and after the Effective Date, the Reorganized Debtor shall continue to pay all such retiree benefits at the level established in accordance with section 1114 of the Bankruptcy Code for the duration of the period for which the Debtor had obligated itself to provide such benefits; provided, however, that the rights of retirees shall be subject to modification or termination as provided by the terms of the existing Benefits Plans, the terms of any Collective Bargaining Agreements or consistent with applicable law. The Benefit Plans to be assumed by the Reorganized Debtor are set forth on Exhibit 3 attached hereto.

Section 6.10 Collective Bargaining Agreements.

        On and after the Effective Date, each of the Collective Bargaining Agreements, identified on Exhibit 4 attached hereto, is treated as an executory contract under the Plan and shall, on the Effective Date, be assumed by the Reorganized Debtor pursuant to section 365(a), section 365(f), section 1113 and section 1123(b)(2) of the Bankruptcy Code.

Section 6.11 Met-Coil Pension Plan.

        The Reorganized Debtor will remain the plan sponsor of the Met-Coil Pension Plans and will bear responsibility for and will fund the Met-Coil Pension Plans in accordance with the minimum funding standards pursuant to ERISA and the Tax Code and regulations thereunder, will pay all required PBGC insurance premiums that come due after the Effective Date, and will comply with all requirements of the Met-Coil Pension Plans and applicable law. On and after the Effective Date, the Reorganized Debtor will retain the right to amend, modify or terminate the Met-Coil Pension Plans in accordance with applicable law and the governing documents. No provision of or proceeding within the Chapter 11 Case, the Plan or the Confirmation Order, shall in any way be construed as discharging, releasing or relieving the Debtor, the Reorganized Debtor, the Winning Plan Sponsor, the Mestek Affiliates or any party in any capacity from any liability with respect to the Met-Coil Pension Plans under any law, governmental policy or regulatory provision. The PBGC and the Met-Coil Pension Plans shall not be enjoined or prejudiced from enforcing such liability by any of the provisions of the Plan or Confirmation Order.

ARTICLE VII

MEANS FOR IMPLEMENTATION OF THE PLAN

Section 7.01 Intentionally Omitted

Section 7.02 Authorization to Effectuate the Restructuring Transaction or the Alternative Restructuring Transaction.

        The entry of the Confirmation Order shall constitute authorization for the Debtor to take or cause to be taken all corporate or other actions necessary or appropriate to consummate and implement the Restructuring Transaction or the Alternative Restructuring Transaction and the provisions of the Plan prior to, on and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court. All such actions shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable non-bankruptcy law and the Bankruptcy Code, without any requirement of further action by the Debtor, the Reorganized Debtor or their respective Representatives. On the Effective Date, the Reorganized Debtor shall be authorized and directed to execute and deliver the agreements, documents and instruments contemplated by the Plan in the name and on behalf of the Debtor and to take all necessary and appropriate actions to effectuate the Restructuring Transaction or the Alternative Restructuring Transaction.

(a)     Continued Corporate Existence Between the Confirmation Date and the Effective Date

        The Debtor will continue to operate its business, including performing the ongoing remediation at the Lockformer Site, between the Confirmation Date and the Effective Date. The DIP Facility shall exist and be extended through the Effective Date to the extent that Mestek is the Winning Plan Sponsor. In the event that Mestek is not the Winning Plan Sponsor, the Winning Plan Sponsor shall provide the DIP Refinancing, namely (i) pay in full, in Cash, including all interest, fees and expenses, the obligations of the Debtor pursuant to the DIP Order and the DIP Loan Agreement within three (3) business days after designation by the Debtor of the Qualified Alternative Plan Sponsor as the Winning Plan Sponsor and (ii) provide for the replacement of the DIP Facility through the Effective Date. Such Winning Plan Sponsor shall agree to extend the DIP Loan Agreement, if necessary, through the Effective Date.

(b) Continued Corporate Existence On and After the Effective Date

        Met-Coil shall continue to exist after the Effective Date as a separate entity with all of the powers under the laws of the State of Delaware. If Mestek is the Winning Plan Sponsor and unless otherwise requested by Mestek, on the Confirmation Date, the Debtor shall make the appropriate election to convert to a Delaware limited liability company. On the Effective Date, Mestek or its assignee shall acquire all of the membership interests in Reorganized Met-Coil. Notwithstanding the foregoing, if Mestek is not the Winning Plan Sponsor, such Winning Plan Sponsor shall have the right to effect the purchase of Reorganized Met-Coil in the form it deems necessary.

(c)     TCE PI Trust.

        On the Effective Date, the Winning Plan Sponsor shall transfer to the Reorganized Debtor, which the Reorganized Debtor shall immediately deliver to the TCE PI Trust, such Cash as is required by the TCE PI Trust Funding Agreement to be paid for the TCE PI Trust’s assumption of the TCE PI Trust Claims on the Effective Date. All Settled TCE PI Trust Claims shall be paid within five (5) Business Days after the Effective Date. The Winning Plan Sponsor shall also provide collateral to the TCE PI Trust, as required by the TCE PI Trust Funding Agreement, on the Effective Date. Thereafter, the Winning Plan Sponsor and the Trustee shall comply with the terms of the TCE PI Trust Funding Agreement.

Section 7.03 Authorization Necessary to Effectuate the TCE PI Trust and Related Releases, Discharges and TCE Channeling Injunction.

(a) Release of Protected Parties.

        Except as otherwise expressly provided in the Plan or the Confirmation Order and subject to the termination provisions of Section 7.03(c) as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor only, all Persons who have held, hold, or may hold Released Claims whether known or unknown, individually or collectively, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, that have been asserted, could have been asserted in the Chapter 11 Case or are asserted in the future, shall, on the Effective Date, be deemed to have forever waived and released such Released Claims, whether based upon tort, contract, events giving rise to the Released Claims or otherwise, either directly or derivatively through the Protected Parties, that they heretofore, now or hereafter possess or may possess against any Protected Party in each case based upon or in any manner arising from or related to the Released Claims. The release under this Section 7.03(a) will not affect contribution, indemnity, subrogation, or other claims of the Debtor, the Reorganized Debtor or any Mestek Affiliate against non-Settling Insurers or Contribution Third-Party Defendants. Except as otherwise expressly provided in this Plan or the Confirmation Order, the release under this Section 7.03(a) shall further operate, as between all Protected Parties, as a mutual release of all TCE PI Trust Claims.

(b) The TCE Channeling Injunction.

        In order to supplement, where necessary, the injunctive effect of the discharge both provided by sections 1141 and 524 of the Bankruptcy Code and as described in Article XII herein, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under sections 1123(b)(6) and 105(a) of the Bankruptcy Code or otherwise, in order to preserve and promote the settlements contemplated by and provided for in the Restructuring Transaction (or the Alternative Restructuring Transaction, if Mestek is not the Winning Plan Sponsor) and the Plan and in order to protect the TCE PI Trust and in order to preserve the TCE PI Trust Assets, the Confirmation Order will provide for the following injunction to take effect as of the Effective Date and terminate only as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor, as applicable, as set forth in Section 7.03(c) of the Plan:

(1)	Terms. Any Entity, including the TCE PI Trust, which has held or asserted, which holds or asserts, or which may in the future hold or assert a Third-Party Claim or a Direct Action, or contribution, allocation, subrogation, indemnity or similar claims based on or relating to any such Third-Party Claim or Direct Action against a Protected Party (including, but not limited to, any TCE PI Trust Claim, or any Claim or demand for or respecting any Trust Expenses) shall be permanently stayed, restrained and enjoined from taking any action against any Protected Party (subject to the termination provisions of Section 7.03(c) as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor only) for the purpose of, directly or indirectly, collecting, recovering, or receiving payments, satisfaction, or recovery with respect to, relating to, arising out of, or in any way connected with any Third-Party Claim or Direct Action or claim for contribution, allocation, subrogation, indemnity or similar claim, either directly or derivatively through one of the Protected Parties, based on or relating to a Third-Party Claim or Direct Action, whenever and wherever arising or asserted (including, but not limited to, all Claims in the nature of or sounding in tort, contract, warranty, or any other theory of law, equity, or admiralty, whether by common law or statute), all of which will be channeled to the TCE PI Trust for resolution as set forth in the TCE PI Trust Distribution Procedures. Without limiting the foregoing, the sole recourse of the holder of a TCE PI Trust Claim on account of such TCE PI Trust Claim or of a Person that had or could have asserted a TCE PI Trust Claim shall be to the TCE PI Trust pursuant to the provisions of the TCE Channeling Injunction, the Plan and the TCE PI Trust Agreement, and such holder shall have no right whatsoever at any time to assert its TCE PI Trust Claim against any Protected Party or any property or interest in property of any Protected Party. The actions so enjoined include, but are not limited to:

(A)	commencing, conducting or continuing in any manner, directly or indirectly, any suit, action, Direct Action or other proceeding of any kind (including a judicial, arbitration, administrative, or other proceeding) in any forum with respect to any Third-Party Claim, Future TCE Demand, Cause of Action or Interest against or affecting any Protected Party, or any property or interests in property of any Protected Party;

(B)	enforcing, levying, attaching (including through any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Protected Party with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(C)	creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Lien against the property of any Protected Party with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(D)	except as otherwise specifically provided in the Plan, the Restructuring Transaction or the Alternative Restructuring Transaction, asserting or accomplishing any setoff, right of subrogation, right of reimbursement, indemnity, contribution or recoupment of any kind in any manner, directly or indirectly, and in any amount against any liability from any Protected Parties or against the property of any Protected Parties with respect to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest;

(E)	proceeding in any manner in any place with regard to any Direct Action, Third-Party Claim, Future TCE Demand, Cause of Action or Interest that is subject to and to be determined and paid by the TCE PI Trust pursuant to and in accordance with the TCE PI Trust Distribution Procedures, except in conformity and compliance therewith; and

(F)	asserting Causes of Action against the Settling Insurers or their respective policies.

(2)	Reservations. Notwithstanding anything to the contrary above or Section 12.01(a) herein, the TCE Channeling Injunction provided in Section 7.03(b) herein with respect to a Protected Party and the injunction provided in Section 12.01(a) herein with respect to the Debtor and the Reorganized Debtor will not enjoin, discharge or release:

(A)	the rights of Entities to the treatment accorded them under Articles II and III of the Plan, as applicable, including the rights of Entities with TCE PI Trust Claims to assert such TCE PI Trust Claims in accordance with the TCE PI Trust Distribution Procedures;

(B)	the rights of Entities to assert any Claim, debt, obligation, or liability for payment of Trust Expenses against the TCE PI Trust;

(C)	the prosecution of the Contribution Actions or the assertion of any Claims against non-Settling Insurers by the Debtor, the Reorganized Debtor and the Winning Plan Sponsor;

(D)	the prosecution by any Person of any Claims against Honeywell related to the alleged release of TCE at the Lockformer Site, other than as released pursuant to the Honeywell Settlement Agreement;

(E)	the rights of the Debtor, any Mestek Affiliate or the Winning Plan Sponsor to prosecute any Cause of Action against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant that was pending in a court of competent jurisdiction prior to the Effective Date and that has not been stayed or enjoined by an order of such court as of such date;

(F)	the rights of the Reorganized Debtor and Mestek to assign a cause of action against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant to the TCE PI Trust for the TCE PI Trust to assert any Claim, debt, obligation or liability for payment against such insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant;

(G)	the rights of the Debtor, the Reorganized Debtor or Mestek as an insured, subject to and in accordance with the terms of the Restructuring Transaction, to assert any Claim, debt, obligation, or liability for payment against an insurance company (other than a Settling Insurer) or a Contribution Third-Party Defendant;

(H)	the obligation of the Debtor and the Reorganized Debtor to remediate the Lockformer Site and perform and/or pay the Hook-Ups in accordance with Section 7.17 of the Plan;

(I)	the rights of the TCE PI Trust to prosecute any TCE PI Trust Claims pursuant to the TCE PI Trust Distribution Procedures or to enforce any rights the TCE PI Trust may have under the TCE PI Trust Agreement or at law; and

(J)	the right of any Person to bring a TCE Property Damage Claim against a Protected Party.

    (3)        Modifications. For the duration of the Winning Plan Sponsor’s contributions through the Reorganized Debtor to the TCE PI Trust as provided in the TCE PI Trust Agreement and the TCE PI Trust Funding Agreement, there can be no modifications or reopening of the TCE Channeling Injunction, which shall be a permanent injunction, without the written consent of the Winning Plan Sponsor, which consent may not be unreasonably withheld. To the extent any such modification or reopening of the TCE Channeling Injunction occurs without the Winning Plan Sponsor’s written consent, the Winning Plan Sponsor’s obligations under the TCE PI Trust Agreement, at its option, may immediately terminate. The defense of any such challenge to the TCE Channeling Injunction shall be governed by the TCE PI Trust Agreement and the TCE PI Trust Funding Agreement.

(c)	Termination of TCE Channeling Injunction and Protected Party Release Solely as to Reorganized Debtor, Mestek Affiliates and Winning Plan Sponsor.

        The injunction, release and discharge provisions of Section 7.03(a) and (b) of the Plan and Section 12.01 of the Plan solely with respect to Future TCE Demands shall immediately terminate after the first to occur of the following events solely as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor:

|X|	the later of (a) the 45th anniversary after the Effective Date of the Plan or (b) such later date as may be determined by the Trustee; provided, however, that in the event that the Trustee elects to continue the TCE PI Trust after 45th anniversary of the Effective Date, the Protected Parties shall continue to have the benefits of the channeling injunction but shall have no further funding obligations; or

|X|	if the Reorganized Debtor, Mestek or the Winning Plan Sponsor fail to make a payment required under the TCE PI Trust Funding Agreement and fail to cure the payment default in thirty (30) days, the Reorganized Debtor, Mestek and the Winning Plan Sponsor shall be in default and the TCE PI Trust shall be entitled to liquidate the collateral and demand payment of any remaining amounts, if any, due to the TCE PI Trust pursuant to the TCE PI Trust Funding Agreement. In the event of such a default, the TCE Channeling Injunction shall terminate solely as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor.

|X|	In the event of termination of the TCE PI Trust for any reason, the previous determinations of the TCE PI Trust (including, but not limited to, claim liquidation, claim rejection, decisions by the Claims Resolution Panel, and arbitration decisions) and the releases delivered by claimants to the TCE PI Trust shall continue to apply to all Protected Parties.

Provided the Reorganized Debtor, Mestek and the Winning Plan Sponsor are not in default of their respective obligations under the TCE PI Trust or the TCE PI Trust Funding Agreement, upon termination of the TCE PI Trust, any funds remaining in the TCE PI Trust will revert to Mestek or the Winning Plan Sponsor.

Section 7.04 Reservation of Rights.

        Notwithstanding any other provision of the Plan to the contrary, the satisfaction, release and discharge, and the injunctions set forth in Sections 7.03 and 12.01 of the Plan, shall not serve to satisfy, discharge, waive, release, or enjoin any Claim, right, or Cause of Action that (A) the Debtor, the Reorganized Debtor, the Protected Parties or any other Entity, as the case may be, has against (i) the TCE PI Trust for payment of TCE PI Trust Claims in accordance with the Plan, (ii) the TCE PI Trust for the payment of Trust Expenses from the TCE PI Trust Distribution Fund, or (iii) the TCE PI Trust, or any other Person, pursuant to the terms of the Restructuring Transaction; (B) except as set forth in subsection (C) of this Section 7.04, the Debtor, the Reorganized Debtor or the TCE PI Trust may have against any Entity, other than a Settling Insurer or the Protected Parties, in connection with or arising out of or related to a TCE PI Trust Claim; (C) the Debtor or the Reorganized Debtor may have against any insurance company, Contribution Third-Party Defendants or PRP to the extent such Entities are not Settling Insurers; or (D) the Debtor or Reorganized Debtor may have against any Contribution Third-Party Defendant or PRP.

        Notwithstanding this reservation of rights, the TCE PI Trust and the Trustee shall not assert any Causes of Action against the Settling Insurers or their respective policies.

Section 7.05 Intentionally Omitted

Section 7.06 Disallowed Claims and Disallowed Interests.

        On and after the Effective Date, the Debtor shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or a Disallowed Interest, and any order creating a Disallowed Claim or a Disallowed Interest that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to section 502 of the Bankruptcy Code or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date. The Confirmation Order, except as otherwise provided herein, or unless the Bankruptcy Court orders otherwise, shall constitute an order: (a) Disallowing all Claims and Interests to the extent such Claims and Interests are not allowable under any provision of section 502 of the Bankruptcy Code, including, but not limited to, time-barred Claims and Interests, and Claims for unmatured interest, and (b) Disallowing or subordinating, as the case may be, any Claims, or portions of Claims, for penalties or Non-Compensatory Damages.

Section 7.07 No Successor Liability.

        Except as otherwise expressly provided in the Plan and the Restructuring Transaction, the Debtor, the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the Trustee, the TCE PI Trust and the Future Claimants’ Representative will not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify Creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtor relating to or arising out of the operations of or assets of the Debtor, whether arising prior to, on, or after the Confirmation Date. Neither the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the Trustee, the TCE PI Trust nor the Future Claimants’ Representative is, or will be, a successor to the Debtor by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the TCE PI Trust and the Reorganized Debtor, as well as Mestek and Formtek to the extent that Mestek is the Winning Plan Sponsor, each shall assume the obligations specified in the Plan and the Confirmation Order. Nothing in this Plan shall be construed to release, nullify or enjoin the enforcement of any liability to the United States, the State of Illinois, or the State of Iowa under Environmental Laws that the Reorganized Debtor (or any lessee, buyer, successor or assign thereof) would be subject to as the owner or operator of property after Confirmation.

Section 7.08 Intentionally Omitted.

Section 7.09 Preservation of Insurance Actions, Contribution Actions, Avoidance Actions, Actions Against Professionals and other Causes of Actions.

        Nothing in the Plan, the Debtor’s discharge nor the Protected Parties’ discharge, injunction and release, as provided herein, will affect any rights of the Debtor and the Reorganized Debtor or liabilities of other parties with respect to the Insurance Actions (other than those against a Settling Insurer), the Contribution Actions, Avoidance Actions or other Causes of Action (including Causes of Action against Baker & McKenzie, Chuhak and Tecson, Daniel J. Biederman, Esq., Groundwater Services and other professionals and experts (other than Goldberg, Kohn, Bell, Black, Rosenbloom & Moritz, Ltd. and Morris, Nichols, Arsht & Tunnell), who rendered services to Met-Coil before the Petition Date). All such actions are being hereby expressly preserved whether or not any claim or demand was or is commenced, made or pending prior to the Effective Date and whether or not any Claim of any Entity was or is Allowed. Such preserved actions include Met-Coil Systems Corporation et al. v. New Hampshire Insurance Co. (Case No. 01 MR 116), Met-Coil Systems Corporation et al. v. National Union Fire Ins. Co. et al. (Case No. 01 MR 116, on appeal) and Met-Coil v. American National Bank (00 L 011385), to the extent that settlements are not reached with such defendants. On or after the Effective Date, the Debtor and the Reorganized Debtor shall retain any and all rights to such actions, subject to the transfer and assignment of the Contribution Actions to the Winning Plan Sponsor and the payment of certain insurance proceeds, if any, to the Winning Plan Sponsor pursuant to Section 7.10 of the Plan.

Section 7.10 Transfer of Insurance Proceeds and Assignment of Contribution Actions to Winning Plan Sponsor.

        On and after the Effective Date, (a) the Contribution Actions and all proceeds thereof shall be assigned and transferred by the Reorganized Debtor to the Winning Plan Sponsor and (b) all proceeds from unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date, if any, shall be assigned and transferred by the Reorganized Debtor to the Winning Plan Sponsor. On the Effective Date, the Reorganized Debtor and the Winning Plan Sponsor shall enter into the Insurance Recovery and Contribution Action Agreement. Upon execution of the Insurance Recovery and Contribution Action Agreement, the Winning Plan Sponsor (i) shall have the sole authority and exclusive right to manage, prosecute, settle or dismiss the unsettled Claims for insurance proceeds arising from the Insurance Policies for TCE Claims after the Effective Date, if any, or the Contribution Actions, in its absolute discretion, (ii) shall have the exclusive right to collect the proceeds of any Contribution Actions, (iii) shall have the right to collect from the Reorganized Debtor any and all proceeds of unsettled Claims arising from the Insurance Policies for TCE Claims settled after the Effective Date, if any; and (iv) shall be solely liable and responsible for all costs and expenses incurred after the Effective Date relating to or arising out of such insurance actions or such Contribution Actions. Insurance proceeds from unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date, if any, paid by any of the insurance companies to the Reorganized Debtor shall be deposited into an escrow account for the benefit of the Winning Plan Sponsor, and the Winning Plan Sponsor shall have a first priority lien on these proceeds, which shall be paid in total to the Winning Plan Sponsor within ten (10) days of receipt.

Section 7.11 Intentionally Omitted.

Section 7.12 Intentionally Omitted.

Section 7.13 Release of Recovery Actions.

        As of the Effective Date, the Recovery Actions and all claims arising from or related to the Recovery Actions shall be settled and released in their entirety. All Persons who have held, hold or may hold Recovery Actions against any Mestek Affiliate, whether known or unknown, individually or collectively, reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, that have been asserted, could have been asserted in this Chapter 11 Case or are asserted in the future, shall, on the Effective Date, be deemed to have forever waived, released and discharged such Recovery Actions, whether based upon tort, contract, events giving rise to the Recovery Actions or otherwise, either directly or derivatively through the Debtor or any Mestek Affiliate, that they heretofore, now or hereafter possess or may possess against any Mestek Affiliate, in each case based upon or in any manner arising from or related to the Recovery Actions.

Section 7.14 Operations Between the Confirmation Date and the Effective Date.

        The Debtor shall continue to administer the Estate and its Property, subject to the supervision of the Bankruptcy Court, during the period from the Confirmation Date through and until the Effective Date.

Section 7.15 Intentionally Omitted.

Section 7.16 Intentionally Omitted.

Section 7.17 Remediation.

(a) Generally.

        The Reorganized Debtor will complete the remediation of the Lockformer Site in accordance with the Plan, the Agreed Order entered in the AG Action and to the extent required by applicable law, and the Winning Plan Sponsor shall guaranty up to $3,000,000 of such remediation costs incurred on or after the Effective Date.

(b) The Hook-Ups.

        The Reorganized Debtor agrees to the following with regard the Hook-Ups:

(i)	The Reorganized Debtor agrees to perform the work of hooking up the homes of Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners to the existing municipal water main in the Village of Lisle to the extent that such Area B Homeowners and Lisle/Mejdrech Class Hook-Up Homeowners elect pursuant to mutually agreed upon procedures set forth in the AG Action Consent Order and the Illinois District Court Mejdrech Approval Order within six (6) months after the Effective Date to have such work completed at their respective homes. In doing so, the Reorganized Debtor agrees to pay (a) to the contractors and plumbers it engages the reasonable costs incurred to install the necessary plumbing to hook up the respective homes of the Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners to the nearest Lisle municipal water main (including grass seeding and replacement landscaping and well abandonment and sealing) and (b) to the Village of Lisle (i) an allocated water main fee of $5,335, (ii) a connection fee of $1,240.00, (iii) a water meter fee of $125.00, (iv) a remote reading device fee of $25.00, (v) an inspection fee of $50.00, (vi) a cash security bond fee of $5.00 and (vii) a $250.00 refundable security deposit, per home actually hooked up to the Village of Lisle municipal water main. To the extent that an Area B Homeowner or a Lisle/Mejdrech Class Hook-Up Homeowner fails to make the election within the time frame set forth herein or opts-out, Met-Coil, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder and shall have no further obligation to provide bottled water to such homeowner or successor homeowner under prior Agreed Orders entered in the AG Action or for any other reason. Met-Coil or the Reorganized Debtor, as applicable, shall continue to provide bottled water to Area B Homeowners and the Lisle/Mejdrech Class Hook-Up Homeowners as required by the Agreed Orders until the earlier of (a) the date such homeowner’s home is connected to the municipal water main or (b) the date such homeowner opts out of the Hook-Up.

(ii)	Woodridge shall perform the Hook-Ups of the homes of the Area C Homeowners and the Woodridge/Mejdrech Class Hook-Up Homeowners. Nothing contained herein shall be construed as relieving any Area C Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner who Hooks-Up to a Woodridge water main from complying with all of Woodridge’s prerequisites regarding such Hook-Up; provided, however, that if any Area C Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner fails to execute the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election which is satisfactory to the parties hereto) and fails to apply for the connection permit required by the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election which is satisfactory to the parties hereto) both within the six (6) month election period described herein, then the Debtor, the Reorganized Debtor and Mestek shall be relieved of any of their obligations to Woodridge, such Area C Homeowner or such Woodridge/Mejdrech Class Hook-Up Homeowner, including without limitation providing bottled water, performing the Hook-Up with respect to such Area C Homeowner’s or Woodridge/Mejdrech Class Hook-Up Homeowner’s home or other monetary or equitable relief. Provided that the Reorganized Debtor complies with the payment requirements this Section 7.17(b)(ii), Woodridge shall not charge the Area C Homeowners or the Woodridge/Mejdrech Class Hook-Up Homeowner for the Hook-Ups. The Reorganized Debtor agrees to pay to the Village of Woodridge the flat fee amount of $12,223 per home for each home that the Village of Woodridge hooks up to its municipal water source provided such home is in Area C and is owned by an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner which sum represents the amount allocated to each of the Area C Homeowners and Woodridge/Mejdrech Class Hook-Up Homeowners, that includes the apportioned cost of the laying of the water main by Woodridge as well as all costs, fees and expenses to install the necessary plumbing to connect each home from their respective homes to the water main (including all Village of Woodridge fees, costs and expenses and other fees, costs and expenses, grass seeding and replacement landscaping and well abandonment and sealing) to the extent that such Area C Homeowners and such Woodridge/Mejdrech Class Hook-Up Homeowners elect as evidenced by a signature to the Village of Woodridge form of Annexation and Intergovernmental Water Service Agreement (or, with respect to homes which are already within the corporate limits of Woodridge, such other written election as is acceptable to Woodridge, the Debtor and Mestek) within six (6) months after the Effective Date to have such work completed at their respective homes. To the extent that an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner fails to make the written election within the time frame set forth herein or opts-out, the Debtor, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder. Upon the completion of a Hook-Up, Woodridge shall provide the Reorganized Debtor with a certification that the Hook-Up was completed and all parties who performed work related to the Hook-Up have been fully paid. The Reorganized Debtor shall pay Woodridge the $12,223 payment within thirty (30) days of receiving the certification. To the extent that an Area C Homeowner or a Woodridge/Mejdrech Class Hook-Up Homeowner fails to make the election within the time frame set forth herein or opts-out, Met-Coil, the Reorganized Debtor and Mestek shall be relieved of any such obligation hereunder and shall have no further obligation to provide bottled water to such homeowner or successor homeowner under prior Agreed Orders entered in the AG Action or for any other reason. Met-Coil or the Reorganized Debtor, as applicable, shall continue to provide bottled water to Area C Homeowners or Woodridge/Mejdrech Class Hook-Up Homeowners as required by the Agreed Orders until the earlier of (a) the date such homeowner’s home is connected to the municipal water main or (b) the date such homeowner opts out of the Hook-Ups.

(iii)	To the extent that any Area B Homeowner, Area C Homeowner Lisle/Mejdrech Class Hook-Up Homeowner, or Woodridge/Mejdrech Class Hook-Up Homeowner has paid to have their respective home hooked up to the respective municipal water supply (prior to the Effective Date), the Reorganized Debtor agrees to reimburse the reasonable costs incurred by such homeowner attendant to such work based upon the parameters set forth above, provided that the Area B Homeowner, Area C Homeowner, Lisle/Mejdrech Class Hook-Up Homeowner or Woodridge/Mejdrech Class Hook-Up Homeowner provides satisfactory proof that he/she/it is such a homeowner, has not been reimbursed and provides appropriate documentation, including proof of payment, to the Reorganized Debtor and Mestek.

(iv)	The Reorganized Debtor’s and Mestek’s obligations to the AG Plaintiffs, the Village of Lisle, the Village of Woodridge and the Mejdrech Class with regard to the Hook-Ups are as set forth in this Section 7.17(b) and Section 3.12. In no event shall the Reorganized Debtor or Mestek be obligated to pay any other amounts, including without limitation, (i) any amounts associated with any grant of funds to Lisle for the laying of any water main or any other cost or expense for water main installation in the Village of Lisle not provided for herein, (ii) any amounts corresponding to the hook-up of property that is not located in Areas B and C or listed on the appropriate homeowner exhibits, (iii) any other fees, costs or expenses related to the Hook-Ups; and (iv) any increases in fees, costs or expenses of the Village of Lisle or Village of Woodridge or any other party that may occur prior to the completion of the Hook-Ups, with such fee amounts being fixed as stated in this Section 7.17(b) and Section 3.12.

Section 7.18 Comprehensive Settlement of Claims and Controversies.

        Pursuant to Bankruptcy Rule 9019 and in consideration for the benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Sections 7.03 and 7.13 herein, the discharges set forth in Section 12.01, and the injunctions set forth in Sections 7.03 and 12.01, shall constitute a good faith compromise and settlement of all claims or controversies (including any Recovery Action) relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest and any Claim or Interest that could have been asserted in the Chapter 11 Case, the rights that the Debtor or the Estate may have with respect to any Recovery Action, or any Distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtor, the Estate, the Reorganized Debtor, Claimholders and Interestholders and is fair, equitable and reasonable.

Section 7.19 Vesting of Assets in the Reorganized Debtor.

        Except as otherwise provided in the Plan, pursuant to section 1141(b) and (c) and section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, all of the assets, properties and rights (including PRP Actions) of the Debtor owned by the Debtor of every type and description, tangible and intangible, wherever located (except for TCE PI Trust Assets, including without limitation the amounts necessary to pay the Settled TCE PI Trust Claims) shall be transferred to and automatically vest in the Reorganized Debtor, free and clear of all Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions, and all such Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions, shall be extinguished except as otherwise provided in the Plan. Unless referenced herein, the Reorganized Debtor shall retain all rights on behalf of the Debtor to commence and pursue any and all Causes of Action (under any theory of law or equity, including, without limitation, the Bankruptcy Code, and in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Case) to the extent that the Reorganized Debtor deems appropriate. Nothing in this Plan shall be construed to release, nullify, or enjoin the enforcement of any liability to the United States, the State of Illinois, or the State of Iowa under Environmental Laws that the Reorganized Debtor (or any lessee, buyer, successor or assign thereof) would be subject to as the owner or operator of property after Confirmation.

ARTICLE VIII

THE TCE PI TRUST

Section 8.01 Establishment and Purpose of the TCE PI Trust.

        On the Effective Date, the TCE PI Trust shall be created and established in accordance with the TCE PI Trust Agreement (a copy of which is attached hereto as Exhibit 6 to the Plan). The TCE PI Trust shall be a “qualified settlement fund” within the meaning of section 468B of the Tax Code and the regulations issued pursuant thereto. The purpose of the TCE PI Trust shall be to, among other things (a) direct the liquidation, resolution, payment, and satisfaction of the TCE PI Trust Claims in accordance with the Plan, the TCE PI Trust Distribution Procedures, and the Confirmation Order; and (b) preserve, hold, manage, and maximize the TCE PI Trust Assets for use in paying and satisfying Allowed TCE PI Trust Claims. The TCE PI Trust Distribution Procedures shall provide for the allowance and payment or disallowance of TCE PI Trust Claims.

Section 8.02 Receipt and Vesting of Trust Assets in the TCE PI Trust.

        Except as otherwise provided in the Plan, pursuant to sections 1141(b) and (c) and section 1123(b)(3) of the Bankruptcy Code, on the Effective Date, the TCE PI Trust Assets shall be transferred and automatically vest in the TCE PI Trust, including, without limitation, the amounts necessary to pay the Settled TCE PI Trust Claims. Any such transfers shall be free and clear of all Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions, and all such Liens, Claims, rights of setoff, security interests, pledges, encumbrances, adverse rights or interests, covenants, charges, debts and contractually imposed restrictions shall be extinguished except as otherwise provided in the TCE PI Trust and the Plan; provided, however, that to the extent that certain TCE PI Trust Assets, because of their nature or because they will accrue subsequent to the Effective Date, cannot be transferred to, vested in, and assumed by the TCE PI Trust on the Effective Date, such TCE PI Trust Assets shall be transferred to, vested in, and assumed by the TCE PI Trust as soon as practicable after the Effective Date. The transfer and vesting of all Causes of Action with respect to TCE PI Trust Claims shall be subject to any attorney-client privilege, work-product privilege or other privilege or immunity attaching to any documents or communications (whether written or oral). Nothing in this Plan shall be construed to release, nullify or enjoin the enforcement of any liability to the United States, the State of Illinois or the State of Iowa under Environmental Laws that the Reorganized Debtor (or any lessee, buyer, successor or assign thereof) would be subject to as the owner or operator of property after Confirmation.

Section 8.03 Assumption of Certain Liabilities by the TCE PI Trust.

        In consideration of the transfer of the TCE PI Trust Assets to the TCE PI Trust in accordance with Section 8.02 herein and in furtherance of the purposes of the TCE PI Trust and the Plan, including, without limitation, the authority to resolve all TCE PI Trust Claims in accordance with the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures, the TCE PI Trust shall assume all liability and responsibility for all TCE PI Trust Claims, and the Protected Parties shall have no further financial or other responsibility or liability therefore, subject to the TCE PI Trust Funding Agreement and subject to the termination provisions of Section 7.03(c) of the Plan as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor only.

ARTICLE IX

      PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS (OTHER THAN CLASS 5 CLAIMS AND CLASS 6 CLAIMS)

Section 9.01 Objections to Claims (Other Than Class 5 Claims and Class 6 Claims).

        The Debtor, prior to the Effective Date, and the Reorganized Debtor, on and after the Effective Date, may file with the Bankruptcy Court a written Objection to the allowance of any Claim (other than Class 5 Claims and Class 6 Claims), at any time on or before the Claim Objection Deadline, unless another date is established by the Bankruptcy Court or the Plan, as amended. After the Effective Date, the Reorganized Debtor shall have the right to petition the Bankruptcy Court for an extension of such dates. Unless otherwise ordered by the Bankruptcy Court, and except with respect to Objections to applications for compensation for fees and reimbursement of expenses Filed by holders of Professional Claims for services rendered on or before the Effective Date as specified in Section 10.03 of the Plan (which Objections may be made in accordance with the applicable Bankruptcy Rules by parties-in-interest), after the Effective Date, the Reorganized Debtor shall have the exclusive right to make and file Objections to, and settle, compromise or otherwise resolve, Disputed Claims (other than Class 5 Claims and Class 6 Claims). The Debtor (prior to the Effective Date) and the Reorganized Debtor (on and after the Effective Date) (A) shall serve a copy of each such Objection upon the holder of the Claim to which it pertains and (B) will prosecute each Objection to a Claim until determined by a Final Order unless the Debtor or the Reorganized Debtor (i) compromises and settles an Objection to a Claim by written stipulation, subject to Bankruptcy Court approval, if necessary, or (ii) withdraws the Objection to the Claim. The failure by the Debtor or the Reorganized Debtor to object to any Claim for voting purposes shall not be deemed a waiver of the rights of the Debtor or the Reorganized Debtor to object to, or re-examine, any such Claim, as applicable, in whole or in part.

Section 9.02 Amendments to Claims and Requests for Payment of Administrative Claims; Claims Filed After the Bar Dates.

        Unless otherwise provided in a Final Order:

(i)	after the Bar Date, a Claim on account of which a Proof of Claim is not timely Filed in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules or an Order of the Bankruptcy Court, may not be Filed or amended without the authorization of the Bankruptcy Court; and

(ii)	except as otherwise provided for in Sections 10.02 or 10.03 of the Plan, after the Administrative Claims Bar Date (the 45th day after notice of the Effective Date is mailed) or the deadline for filing all Claims for Professional fees and expenses, a Claim on account of which a request for payment of Administrative Claims is not timely Filed in accordance with Sections 10.02 or 10.03, may not be Filed or amended without the authorization of the Bankruptcy Court. Except as otherwise provided in the Plan, any new or amended Claim Filed after the Bar Date, the Administrative Claims Bar Date or the deadline for filing all Professional Claims (as applicable) shall be deemed Disallowed in full and expunged without any action by the Debtor or the Reorganized Debtor, unless the Claimholder has obtained prior Bankruptcy Court authorization for the Filing. The holder of a Claim which has been Disallowed pursuant to this Section 9.02 shall not receive any distribution on account of such Claim. The Debtor or the Reorganized Debtor shall File with the Bankruptcy Court and serve on the holder of any Claim whose Claim is deemed Disallowed pursuant to this Section 9.02, but whose Proof of Claim or request for payment of an Administrative Claim is subsequently deemed timely Filed or Allowed notwithstanding this Section 9.02 by a Final Order, any Objection to such Claim or request for estimation thereof within ninety (90) days (or such later date as the Bankruptcy Court shall approve) after any such order becomes a Final Order.

Section 9.03 No Payment or Distribution Pending Allowance.

        All references to Claims and Interests and amounts of Claims and Interests refer to the amount of the Claim or Interest Allowed by operation of law, Final Order or the Plan. Accordingly, notwithstanding any other provision in the Plan, no payment or distribution of Property shall be made on account of or with respect to any Claim (other than a Class 5 Claim or a Class 6 Claim) or portion thereof to the extent it is a Disputed Claim unless and until such claim becomes an Allowed Claim, the Claimholder has paid the amount, or the Claimholder turned over any such Property, for which Person, Entity or transferee is liable with respect to any such Avoidance Action. Disputed Claimholders whose Claims ultimately become Allowed Claims shall be bound, obligated and governed in all respects by the provisions of this Plan.

Section 9.04 Disputed Distribution.

        If any dispute arises as to the identity of a holder of an Allowed Claim (other than a Class 6 Claim) who is to receive any distribution, the Reorganized Debtor or the Disbursing Agent (as applicable), in lieu of making such distribution to such Claimholder, may make such distribution into an escrow account until the disposition thereof shall be determined by a Final Order or by written agreement among the interested parties to such dispute.

Section 9.05 Estimation.

        In order to effectuate distributions pursuant to the Plan and avoid undue delay in the administration of the Estate, the Debtor or the Reorganized Debtor shall have the right, at any time, to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the holder of such Disputed Claim and which hearing may be held on an expedited basis), estimating a Disputed Claim for voting purposes only pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether the Debtor or the Reorganized Debtor has previously objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such Objection. If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim or Interest, that estimated amount will constitute neither the Allowed Amount of such Claim or Interest nor a maximum limitation on such Claim or Interest, unless so determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim or Interest, the Debtor or the Reorganized Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Claim or Interest. All of these Objection and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 9.05, the Debtor or the Reorganized Debtor may, at their option, resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim and the rights of the Claimholder would have been resolved or adjudicated if the Chapter 11 Case had not been commenced.

Section 9.06 Resolution of Disputed Claims.

        Except with respect to the rights of the TCE PI Trust, the sole and exclusive right (i) to initiate and prosecute any Objections to Administrative Claims, Priority Tax Claims, Class 1, 2, 3.1, 3.2, 4.1, 4.2, 4.3, 7 or 8 Claims against or Interests in the Debtor or the Estate, (ii) to request estimation of each such Claim pursuant to Section 9.05 of the Plan, (iii) to litigate any Objection to Claims, (iv) to settle or to compromise any Claim or (v) to withdraw any Objection to any Claim (other than a Claim that is Allowed or deemed to be Allowed pursuant to the Plan or a Final Order) shall vest with the Debtor prior to the Effective Date and with the Reorganized Debtor on or after the Effective Date.

ARTICLE X

BAR DATES FOR CLAIMS, INCLUDING

ADMINISTRATIVE CLAIMS AND PROFESSIONAL CLAIMS

Section 10.01 Bar Date for Certain Claims.

        Except as otherwise provided in Section 6.04 hereof with respect to executory contracts and unexpired leases, any holder of Claims against the Debtor arising prior to or which may be deemed to have arisen prior to the Petition Date that fails to File such Proof of Claim on or before the Bar Date shall be forever barred, estopped and enjoined from asserting such Claims (or Filing Proofs of Claim with respect thereof) in any manner against the Debtor, the Reorganized Debtor and their Property, and the Debtor, its Estate and the Reorganized Debtor shall be forever discharged from all indebtedness or liability with respect to such Claims, and such Claimholders shall not be permitted to vote on the Plan or to participate in any distribution in the Chapter 11 Case on account of such Claims or to receive further notices regarding such Claims and shall be bound by the terms of the Plan.

Section 10.02 Bar Date for Certain Administrative Claims.

        On November 21, 2003, the Debtor filed its Motion for Order (I) Establishing Bar Date for Filing Requests for Payment of Administrative Expenses, (II) Approving Request for Payment Form; (III) Approving Bar Date and Publication Notices and (IV) Providing Certain Supplemental Relief, which the Bankruptcy Court approved on December 10, 2003. Certain requests for payment of Administrative Claims must be Filed by the Administrative Claims Bar Date, the 45th day after notice of the Effective Date is mailed. If requests for payment of Administrative Claims are not timely and properly Filed, the holders of such Claims shall be forever barred, estopped and enjoined from asserting such Claims in any manner against the Debtor or its Property.

Section 10.03 Bar Date for Professionals.

        Applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (i) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (ii) at any time during the Chapter 11 Case when such compensation is sought pursuant to sections 503(b)(3) through (b)(5) of the Bankruptcy Code, shall be Filed no later than forty-five (45) days after the Effective Date or such later date as the Bankruptcy Court approves, and shall be served on (a) counsel to the Debtor (i) Goldberg Kohn Bell Black Rosenbloom & Moritz, Ltd., 55 East Monroe Street, Suite 3700, Chicago, IL 60603, Attn.: Ronald Barliant, Esquire and (ii) Morris, Nichols, Arsht & Tunnell, LLP, 1201 North Market Street, P.O. Box 1347, Wilmington, DE 19899-1347, Attn.: Eric D. Schwartz, Esquire; (c) counsel for Mestek, (x) Greenberg Traurig, LLP, 77 West Wacker Drive, Suite 2500, Chicago, IL 60601, Attn.: Nancy A. Peterman, Esquire and (y) Greenberg Traurig, LLP, The Brandywine Building, 1000 West Street, Suite 1540, Wilmington, Delaware 19801, Attn.: Scott D. Cousins, Esquire; (d) counsel for the Committee, Klehr, Harrison, Harvey, Branzburg & Ellers, 222 Delaware Avenue, Suite 1000, Wilmington, DE 19801, Attn.: Joanne B. Wills, Esquire; (e) counsel for the Future Claimants’ Representative, Young Conaway Stargatt & Taylor, LLP, The Brandywine Building, 1000 West Street, 17th Floor, Wilmington, DE 19801, Attn.: James L. Patton, Jr., Esquire; and (e) the U.S. Trustee, District of Delaware, 844 North King Street, Room 2311, Lockbox 35, Wilmington, DE 19801, Attn.: Margaret Harrison, Esquire. The Bankruptcy Court will not consider applications that are not timely Filed. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without an application to the Bankruptcy Court.

ARTICLE XI

CONDITIONS TO CONFIRMATION AND CONSUMMATION OF THE PLAN

Section 11.01 Conditions to Confirmation.

        The Plan shall not be confirmed unless and until the following conditions have occurred or been duly waived (if waivable) by the Debtor, Mestek and the Winning Plan Sponsor, if applicable, pursuant to Section 11.03 below:

(i)	the form and substance of the Confirmation Order shall be satisfactory to the Debtor, Mestek and the Winning Plan Sponsor, if applicable, and will include a finding, determination and ruling that:

(A)	each of the Recovery Actions is the exclusive property of the Debtor as debtor in possession pursuant to section 541 of the Bankruptcy Code;

(B)	the TCE Channeling Injunction is to be implemented in connection with the TCE PI Trust in accordance with the Plan, and that such injunction is fair and equitable with respect to the Persons that might subsequently assert Claims against any Protected Party;

(C)	upon the Effective Date, the common stock of the Reorganized Debtor shall vest in the Winning Plan Sponsor or its assignee, and the Winning Plan Sponsor or its assignee will own 100% of the voting shares of the Reorganized Debtor;

(D)	the TCE PI Trust is to use its assets and income to pay TCE PI Trust Claims and the Trust Expenses;

(E)	the Debtor is likely to be subject to substantial Future TCE Demands for payment arising out of the same or similar conduct or events that gave rise to the TCE PI Claims, which are addressed by the TCE Channeling Injunction;

(F)	the actual amounts, numbers and timing of Future TCE Demands cannot be determined;

(G)	the pursuit of TCE PI Trust Claims outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with the TCE PI Trust Claims;

(H)	pursuant to court orders or otherwise, the TCE PI Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic reviews of estimates of the numbers and values of TCE PI Trust Claims or other comparable mechanisms, that provide reasonable assurance that the TCE PI Trust shall have value, and be in a financial position to pay, TCE PI Trust Claims that involve similar TCE PI Trust Claims in substantially the same manner;

(I)	the Bankruptcy Court appointed the Future Claimants’ Representative as part of the Chapter 11 Case leading to the issuance of the TCE Channeling Injunction for the purpose of, among other things, protecting the rights of holders of Future TCE Demands;

(J)	each of the Recovery Actions against (i) the Illinois Actions Defendants and the Mestek Affiliates and (ii) the other persons or entities as set forth in Section 7.03 of the Plan will be fully settled and released as of the Effective Date;

(K)	with respect to any TCE PI Claim that is Allowed by the TCE PI Trust in accordance with the TCE PI Trust Distribution Procedures, such allowance shall establish the amount of legal liability against the TCE PI Trust in the amount of the liquidated value of such TCE PI Trust Claim and such allowance shall have no effect on any duty or obligation of any Settling Insurer under any Insurance Policy;

(L)	the Plan and its exhibits are fair, equitable and a reasonable resolution of the liabilities of the Debtor for TCE PI Trust Claims; and

(M)	the Debtor is authorized to take all actions necessary or appropriate to implement the Plan, including completion of the transactions contemplated by the Restructuring Transaction and the other transactions contemplated by the Plan, and the implementation and consummation of contracts, instruments, releases and other agreements or documents created in connection with the Plan.

(ii)	the Plan shall not have been amended, altered or modified from the Plan as filed on June 22, 2004, unless such amendment, alteration or modification has been consented to in accordance with Section 14.03 of the Plan;

(iii)	all exhibits to the Plan are in form and substance reasonably satisfactory to the Debtor, Mestek and the Winning Plan Sponsor, if applicable;

(iv)	no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Debtor, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan;

(v)	the form of Confirmation Order and exhibits to the Plan, to the extent that the foregoing materially affect the Mejdrech Class, Schreiber or a Settling Insurer, are in a form and substance satisfactory to the Mejdrech Class, Schreiber and such Settling Insurers; and

(vi)	the identity of the Trustee shall be disclosed.

Section 11.02 Conditions to Effective Date.

        The Effective Date shall occur only if (a) the Confirmation Order and other orders specified in Section 11.01 of the Plan shall either have become Final Orders or such orders shall not have been vacated, reversed, stayed, enjoined or restrained by order of a court of competent jurisdiction and (b) the following conditions have been satisfied or duly waived pursuant to Section 11.03 of the Plan:

(i)	the Plan shall not have been amended, altered or modified from the Plan as Filed on June 22, 2004, unless such amendment, alteration or modification has been consented to in accordance with Section 14.03 of the Plan;

(ii)	the Restructuring Documents necessary or appropriate to implement the Plan shall have been executed, delivered and, where applicable, filed with the appropriate Governmental Units;

(iii)	the Effective Date has occurred on or before the thirtieth (30th) day after entry of the Confirmation Order;

(iv)	no litigation has been commenced by the Debtor, any Committee or any Creditor against any of the Illinois Actions Defendants, the Mestek Affiliates or any other party to be released pursuant to Section 7.03 of the Plan;

(v)	a Final Order is entered holding that neither Mestek nor Formtek are liable under the Honeywell Indemnity Agreement;

(vi)	a Final Order shall have been entered approving the Honeywell Settlement Agreement;

(vii)	Final Orders shall have been entered approving the respective settlement agreements with (a) Travelers, (b) New Hampshire Insurance Company, National Union Fire Insurance Company of Pittsburgh, PA and/or other insurance companies affiliated with American International Group, (c) those companies making up OneBeacon Insurance Group, including but not limited to Potomac Insurance Company, now known as OneBeacon Insurance Company, and General Accident Insurance Company, now known as Pennsylvania General Insurance Company and (d) International Insurance Company and Pacific Employers Insurance Company;

(viii)	the Illinois District Court shall have entered the Illinois District Court Mejdrech Approval Order in form and substance satisfactory to the Mejdrech Class, the Debtor or the Reorganized Debtor, and Mestek and such Order shall be a Final Order;

(ix)	all Settling Insurers shall have funded their respective settlement amounts;

(x)	the Reorganized Debtor or Mestek shall have funded the Mejdrech Settlement Amount and the Schreiber Settlement Amount and such other amounts necessary to fund the Plan, and the Reorganized Debtor and Mestek shall have executed any other documents necessary to effect the funding, including a guaranty;

(xi)	entry of a mutually agreeable Consent Decree among the Debtor, Mestek, the AG and Village of Lisle in the AG Action; and

(xii)	all funds required under the TCE PI Trust Agreement and the TCE PI Trust Funding Agreement and to otherwise pay all Settled TCE PI Trust Claims shall have been deposited into an account that the TCE PI Trust controls.

Section 11.03 Waiver of Conditions to Consummation.

        The Debtor, Mestek and the Winning Plan Sponsor, if applicable, may waive the conditions to Confirmation in Section 11.01 of the Plan and the conditions to the Effective Date in Section 11.02 of the Plan at any time, in writing, without notice or order of the Bankruptcy Court, or any further action other than proceeding to consummation of the Plan; provided, however, that (a) the conditions set forth in Sections 11.02(viii) and (x) of the Plan may not be waived without the consent of counsel to the Mejdrech Class and the consent of counsel to Schreiber, if applicable, and (b) the condition set forth in Section 11.02(xii) of the Plan may not be waived without the consent of counsel to the Future Claimants’ Representative.

ARTICLE XII

EFFECTS OF CONFIRMATION

Section 12.01 Debtor’s Discharge and Injunction.

(a) Debtor’s Discharge

        On the Effective Date, except as specifically provided in the Plan, including Section 7.03(c) of the Plan, or in the Confirmation Order, Confirmation will discharge the Debtor and the Reorganized Debtor from any and all Claims including any Claim, demands, Liens, Causes of Action and Interests that arose from any agreement of the Debtor entered into, or obligation of the Debtor incurred before, the Effective Date, or from any conduct of the Debtor prior to the Effective Date, or that otherwise arose prior to the Effective Date, including, without limitation, all interest, if any, on such debts, whether such interest accrued before or after the Petition Date of a kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code and including, without limitation, any TCE PI Trust Claims, TCE Property Damage Claims, or Third-Party Claims, whether or not (i) a Proof of Claim based on such Claim was Filed or deemed Filed under section 501 of the Bankruptcy Code, or such Claim was listed on the Schedules of the Debtor, (ii) such Claim is or was Allowed under section 502 of the Bankruptcy Code, or (iii) such Claimholder has voted on or accepted the Plan; provided, however, that the foregoing shall not affect the Reorganized Debtor’s obligation to remediate the Lockformer Site, or perform and/or pay for the Hook-Ups in accordance with Section 7.17 herein, and no discharge of such obligation is intended by this Section 12.01(a).

(b) Debtor’s Injunction

        Except as otherwise expressly provided for in the Plan, including Section 7.03(c) of the Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including sections 524 and 1141 thereof, the entry of the Confirmation Order shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is subject to the Plan or who have held, currently hold or may hold an Interest that is subject to the Plan from taking any of the following actions in respect of such Claim, debt, liability or Interest: (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, Cause of Action or other proceeding of any kind against the Debtor or the Reorganized Debtor; (b) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order against the Debtor or the Reorganized Debtor; (c) creating, perfecting or enforcing in any manner directly or indirectly, any Lien or encumbrance of any kind against the Debtor or the Reorganized Debtor; (d) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (e) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan; provided, however, that the foregoing shall not affect the Reorganized Debtor’s obligation to remediate the Lockformer Site and/or perform or pay for the Hook-Ups, and no injunction against enforcing such obligation is intended by this Section 12.01(b).

(c) Environmental Exception

        Nothing in this Plan shall release, discharge, or preclude any Claim of the United States, the State of Illinois or the State of Iowa arising under Environmental Laws that has not arisen as of the Effective Date or any equitable remedies of the United States, the State of Illinois, or the State of Iowa arising under Environmental Laws that are not within the definition of Claim as set forth in section 101(5) of the Bankruptcy Code.

Section 12.02 Exculpation.

        The Exculpated Persons will not have and will not incur any liability to any Claimholder, Creditor, Interestholder, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of: (i) the filing, negotiating, prosecuting, administering, formulating, implementing, confirming or consummating the Plan or the Property to be distributed under the Plan; (ii) all activities leading to the promulgation and Confirmation of the Plan, the Disclosure Statement (including any information provided or statements made in the Disclosure Statement or omitted therefrom), or any contract, instrument, release or other agreement or document created in connection with or related to the Plan or the administration of the Debtor or the Chapter 11 Case; (iii) actions taken under the Plan in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions precedent to Confirmation or to the occurrence of the Effective Date; (iv) except for liabilities to the USEPA, the State of Illinois and the State of Iowa under Environmental Laws (other than as to the Representatives of the Debtor), the management and operations or activities of the Debtor; (v) the implementation of any of the transactions provided for, or contemplated in, the Plan; (vi) any action taken in connection with either the enforcement of the Debtor’s rights against any Entities or the defense of Claims asserted against the Debtor with regard to the Chapter 11 Case; or (vii) the administration of the Plan or the assets and Property to be distributed pursuant to the Plan, except for gross negligence or willful misconduct as finally determined by a Final Order, and the Exculpated Persons are entitled to rely on, and act or refrain from acting on, all information provided by other Exculpated Persons without any duty to investigate the veracity or accuracy of such information.

Section 12.03 Obligation to Defend Exculpated Persons.

        The Debtor or the Reorganized Debtor, as the case may be, shall, with respect to any action threatened or commenced by a Third-Party against any Exculpated Person relating to the matters to which any such Exculpated Person is entitled to the protections afforded by Section 12.02 of the Plan: (i) pay all defense costs including, without limitation, reasonable attorneys’ fees; provided, however, that choice of counsel must be reasonably acceptable to the Exculpated Person and the Debtor or the Reorganized Debtor, as the case may be; (ii) pay the costs of any settlement; provided, however, that any such settlement must be consented to by the Debtor or the Reorganized Debtor, as the case may be, which consent shall not be unreasonably withheld; and (iii) pay any judgment. Notwithstanding the foregoing, the obligations of the Debtor or the Reorganized Debtor, as the case may be, set forth above shall terminate with respect to any Exculpated Person to the extent that such Exculpated Person is not entitled to the protections afforded by Section 12.02 of the Plan. In such event, such Exculpated Person shall reimburse the Debtor or the Reorganized Debtor, as the case may be, for all payments made pursuant to this Section 12.03.

Section 12.04 Discharge of Claims and Interests.

        No Claimholder against or Interestholder of the Debtor may, on account of such Claim or Interest, seek or receive any payment or other distribution from, or seek recourse against, the Debtor, the Reorganized Debtor, the Protected Parties, the TCE PI Trust or their respective properties or any assets previously distributed or to be distributed on account of any Allowed Claim except as otherwise provided herein.

Section 12.05 Other Documents and Actions.

        The Debtor, the Reorganized Debtor, the Mestek Affiliates, the Future Claimants’ Representative and the Trustee are authorized to execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

Section 12.06 Term of Injunctions or Stays.

        Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until replaced by the TCE Channeling Injunction or the injunction set forth in Section 12.01(b) herein on the Effective Date.

Section 12.07 Preservation of Insurance.

        Except as necessary to be consistent with the Plan, the Plan and the discharge provided herein shall not diminish or impair (A) the enforceability of any duty, obligation or right of any insurer, except with respect to the Settling Insurers, under the Insurance Policies that would otherwise be owed to the Debtor absent the Plan or the TCE PI Trust; or (B) the continuation of workers’ compensation programs in effect, including self-insurance programs.

Section 12.08 Guaranties.

        Notwithstanding the existence of guaranties by the Debtor of obligations of any Entity or Entities and the Debtor’s joint obligations with another Entity or Entities with respect to the same obligations, all Claims against the Debtor based upon any such guaranties shall be satisfied, discharged and released in the manner provided in this Plan, and the Claimholders shall be entitled to only one distribution with respect to any given obligation of the Debtor.

Section 12.09 Waiver of Subordination Rights.

        Any distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Creditor, and shall not be subject to levy, garnishment, attachment or other legal process by any holder by reason of claimed contractual subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise. All subordination rights that a Claimholder or Interestholder may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and the Confirmation Order shall constitute an injunction enjoining any Entity from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under the Plan, in each case other than as provided in the Plan. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

ARTICLE XIII

RETENTION OF JURISDICTION

Section 13.01 Exclusive Jurisdiction of Bankruptcy Court.

        Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain after the Effective Date exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(i)	allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Administrative Claim or Priority Claim, the resolution of any Objections to the allowance or priority of Claims or Interests and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Interest (to the extent permitted under applicable law);

(ii)	grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Plan or under sections 330, 331, 503(b), 507(a)(1), 1103, and 1129(a)(4) of the Bankruptcy Code, for periods ending on or before the Effective Date;

(iii)	hear, determine and adjudicate any and all motions, applications, suits, adversary proceedings, contested matters and other litigated matters pending on, Filed or commenced after the Effective Date that may be commenced by the Reorganized Debtor on behalf of the Debtor thereafter, or to otherwise recover on account of any claim or Cause of Action that the Debtor may have, and all controversies and issues arising from or relating to any of the foregoing;

(iv)	determine and resolve any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom including the amount of any cure payments to be paid;

(v)	hear, determine and resolve any matters and disputes related to the Restructuring Transaction or the Alternative Restructuring Transaction;

(vi)	ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues or disputes relating to distributions to holders of Allowed Claims pursuant to the provisions of the Plan;

(vii)	construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Reorganized Debtor in accordance with sections 524 and 1141 of the Bankruptcy Code following consummation;

(viii)	modify, reconcile or cure any defect or omission in the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code and Section 14.03 hereof or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code and the Plan;

(ix)	issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with the consummation, implementation or enforcement of the Plan or the Confirmation Order;

(x)	hear and determine all disputes involving the existence, nature, or scope of the injunctions (including the TCE Channeling Injunction), discharges and releases provided herein or to enforce all orders previously entered by the Bankruptcy Court;

(xi)	enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(xii)	determine any other matters that may arise in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

(xiii)	determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(xiv)	hear and determine any other matters related hereto and not inconsistent with chapter 11 of the Bankruptcy Code;

(xv)	continue to enforce the automatic stay through the Effective Date and the TCE Channeling Injunction on and after the Effective Date;

(xvi)	hear and determine (A) disputes arising in connection with the interpretation, implementation or enforcement of the Plan or (B) issues presented or arising under the Plan, including disputes among holders and arising under agreements, documents or instruments executed in connection with the Plan;

(xvii)	enter a Final Decree closing the Chapter 11 Case or converting the Chapter 11 Case into a chapter 7 case;

(xviii)	determine and resolve controversies related to the Disbursing Agent;

(xix)	hear and determine any other matter relating to this Plan;

(xx)	enter and implement such orders as may be appropriate if the Confirmation Order is for any reason stayed, revoked, modified, or vacated; and

(xxi)	hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code.

Notwithstanding anything to the contrary in Article XIII of the Plan, upon the occurrence of the Effective Date and the entry of the Illinois District Court Mejdrech Approval Order, the Illinois District Court shall have exclusive jurisdiction with respect to any disputes or matters that may arise in connection with the Illinois District Court Mejdrech Approval Order, including, without limitation, the amount, timing and manner of distributions of the Mejdrech Settlement Amount to the Mejdrech Class.

Section 13.02 Non-Exclusive Jurisdiction of Bankruptcy Court.

        Following the Effective Date, the Bankruptcy Court will retain non-exclusive jurisdiction of the Chapter 11 Case to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(i)	recover all assets of the Debtor and Property of the Estate, wherever located;

(ii)	hear and determine any motions or contested matters involving taxes, tax refunds, tax attributes and tax benefits and similar or related matters with respect to the Debtor or the Estate arising prior to the Effective Date or relating to the period of administration of the Chapter 11 Case, including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(iii)	determine and resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan (and all exhibits to the Plan), the TCE PI Trust or the Confirmation Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan and the indemnification and injunction provisions set forth in and contemplated by the Plan or the Confirmation Order, or any Entity’s rights arising under or obligations incurred in connection therewith; and

(iv)	hear any other matter not inconsistent with the Bankruptcy Code.

Section 13.03 Failure of Bankruptcy Court to Exercise Jurisdiction.

        If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtor, including with respect to the matters set forth above in Section 13.01 and Section 13.02 hereof, this Article XIII shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

ARTICLE XIV

MISCELLANEOUS PROVISIONS

Section 14.01 Binding Effect of Plan.

        The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, the Mestek Affiliates, the Winning Plan Sponsor, the TCE PI Trust, the Trustee, the Future Claimants’ Representative and any Claimholder or Interestholder treated herein or any Entity named or referred to in the Plan and each of their respective Representatives, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

Section 14.02 Withdrawal or Revocation of the Plan.

        The Debtor and Mestek reserve the right, at any time prior to the substantial consummation (as that term is defined in section 1101(2) of the Bankruptcy Code) of the Plan, to revoke or withdraw the Plan. If the Plan is revoked or withdrawn or if the Confirmation Date does not occur, the Plan shall be null and void and have no force and effect. In such event, nothing contained herein shall be deemed to constitute a waiver or release of any Claim by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor, the Reorganized Debtor or any Entity in any further proceedings involving the Debtor.

Section 14.03 Modification of the Plan.

        The Debtor and Mestek may alter, amend or modify the Plan under section 1127 of the Bankruptcy Code or as otherwise permitted at any time prior to the Effective Date. After the Confirmation Date and prior to the substantial consummation of the Plan, and in accordance with the provisions of section 1127(b) of the Bankruptcy Code and the Bankruptcy Rules, the Debtor, Mestek and any party in interest may, so long as the treatment of Claimholders, Interestholders or holders of TCE PI Trust Claims under the Plan is not adversely affected, institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order and any other matters as may be necessary to carry out the purposes and effects of the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with Bankruptcy Rule 2002.

Section 14.04 Final Order.

        Except as otherwise expressly provided in the Plan, the Debtor and Mestek may waive any requirement in the Plan for a Final Order upon written notice or motion to the Bankruptcy Court. No such waiver shall prejudice the right of any party in interest to seek a stay pending appeal of any order that is not a Final Order.

Section 14.05 Business Days.

        If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

Section 14.06 Severability.

        Should the Bankruptcy Court determine, prior to the Confirmation Date, that any provision of the Plan is either illegal on its face or illegal as applied to any Claim or Interest, such provision shall be unenforceable as to all Claimholders or Interestholders or to the specific Claimholder or Interestholder, as the case may be, as to which the provision is illegal. Unless otherwise determined by the Bankruptcy Court, such a determination of unenforceability shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan. The Debtor and Mestek reserve the right not to proceed with Confirmation or consummation of the Plan if any such ruling occurs.

Section 14.07 Governing Law.

        EXCEPT TO THE EXTENT THAT THE BANKRUPTCY CODE OR BANKRUPTCY RULES OR OTHER FEDERAL LAWS ARE APPLICABLE, AND SUBJECT TO THE PROVISIONS OF ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT ENTERED INTO IN CONNECTION WITH THE PLAN INCLUDING, BUT NOT LIMITED TO THE TCE PI TRUST AGREEMENT, THE TCE PI TRUST DOCUMENTS AND THE RESTRUCTURING DOCUMENTS, THE CONSTRUCTION, IMPLEMENTATION AND ENFORCEMENT OF THE PLAN AND ALL RIGHTS AND OBLIGATIONS ARISING UNDER THE PLAN SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICTS-OF-LAW PRINCIPLES WHICH WOULD APPLY THE LAW OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE OR THE UNITED STATES OF AMERICA.

Section 14.08 Payment of Statutory Fees.

        All statutory fee Claims of the United States Trustee, as determined, if necessary, by the Bankruptcy Court at the hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

Section 14.09 Notices.

        Any notice required or permitted to be provided under this Plan shall be in writing and deemed given (i) five (5) days after mail, if by certified mail, return receipt requested, postage prepaid, or (ii) receipt if by hand delivery or reputable overnight delivery service, freight prepaid. Notices shall be addressed as follows:

      If to the Reorganized Debtor:

Met-Coil Systems Corporation
711 Ogden Avenue
Lisle, IL 60532-1399
Attn.: Mr. Charles F.Kuoni, III

         With a copy to

                                    Goldberg Kohn Bell Black Rosenbloom & Moritz, Ltd.
                                    55 East Monroe Street, Suite 3700
                                    Chicago, IL  60603
                                    Attn.:  Ronald Barliant, Esquire

                                            - and -

                                    Morris, Nichols, Arsht & Tunnell
                                    1201 North Market Street
                                    P.O. Box 1347
                                    Wilmington, DE  19899-1347
                                    Attn.:  Eric D. Schwartz, Esquire

      If to Mestek, Inc.:

         Mestek, Inc.
260 North Elm StreetWestfield,
Westfield, MA 01085

         Attn.: J. Nicholas Filler, Esquire

         With a copy to

Greenberg Traurig, LLP 77 West Wacker Drive Suite 2500 Chicago, IL 60601 Attn.: Nancy A. Peterman, Esquire - and - Greenberg Traurig, LLP The Brandywine Building 1000 West Street, Suite 1540 Wilmington, Delaware 19801 Attn.: Scott D. Cousins, Esquire

      If to the Future Claimants’ Representative:

Eric D. Green, Esquire
c/o Resolutions LLC
222 Berkeley Street, Suite 1060
Boston, MA 02110

         With a copy to

                                    Young Conaway Stargatt & Taylor, LLP
                                    The Brandywine Building
                                    1000 West Street, 17th Floor
                                    Wilmington, DE 19801
                                    Attn.:  Ed Harron, Esquire

      If to the United States Trustee:

Office of the United States Trustee
District of Delaware
844 North King Street,
Room 2311
Wilmington, DE 19801
Attn.: Margaret Harrison, Esquire

Section 14.10 Filing of Additional Documents.

        On or before substantial consummation of the Plan, the Debtor shall issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of the Plan.

Section 14.11 Intentionally Omitted.

Section 14.12 No Interest.

        Unless otherwise specifically provided for in the Plan or Confirmation Order or Allowed by a Final Order, postpetition interest shall not accrue or be paid on Claims, and no Claimholder or Interestholder shall be entitled to such interest or any penalty or late charge accruing on or after the Petition Date on any such Claim or Interest. Interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Petition Date to the date paid with respect to such Claim once Allowed.

Section 14.13 No Attorneys’ Fees.

        No attorneys’ fees will be paid by the Debtor with respect to any Claim or Interest except as expressly specified herein or Allowed by a Final Order.

Section 14.14 Defenses with Respect to Claims.

        Except as otherwise provided in the Plan, nothing shall affect the rights and legal and equitable defenses of the Debtor, with respect to any Claim, including but not limited to all rights in respect of legal and equitable defenses to setoffs or recoupments against such Claims.

Section 14.15 No Injunctive Relief.

        No Claim or Interest shall under any circumstances be entitled to specific performance or other injunctive, equitable or prospective relief.

Section 14.16 No Admissions.

        Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed an admission by the Debtor or Mestek with respect to any matter set forth herein, including, without limitation, liability on any Claim or Interest or the propriety of any classification of any Claim or Interest.

Section 14.17 Entire Agreement.

        The Plan sets forth the entire agreement and undertakings relating to the subject matter hereof and supersedes all prior discussions and documents. Neither the Debtor nor Mestek shall be bound by any terms, conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof, other than as expressly provided for herein or as the parties may hereafter agree in writing.

Section 14.18 Waiver.

        The Debtor and Mestek reserve the right, in their respective sole discretions, to waive any provision of this Plan to the extent such provision is for the sole benefit of the Debtor.

Section 14.19 Plan Supplement.

        Upon its Filing with the Bankruptcy Court, the Plan Supplement may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Claimholders or Interestholders may obtain a copy of the Plan Supplement upon written request to counsel to the Debtor at the address set forth in Section 14.09 of the Plan.

Section 14.20 Waiver of Automatic Stay to Enforce Judgment.

        The Debtor or Mestek may request that the Confirmation Order include (i) a finding that Federal Rule of Civil Procedure 62(a), Bankruptcy Rule 7062 and Bankruptcy Rule 3020(e) shall not apply to the Confirmation Order and (ii) authorization for the Debtor to consummate the Plan immediately after entry of the Confirmation Order.

Section 14.21 Section 1146 Exemption.

        To the fullest extent permitted under section 1146(c) of the Bankruptcy Code, the assignment or surrender of any unexpired lease, sublease or executory contract, or the delivery, making, filing, or recording of any deed or other instrument of transfer, or the issuance, transfer, or exchange of any security under the Plan, including, without limitation, the beneficial interests in the TCE PI Trust Agreement, or the execution, delivery or recording of an instrument of transfer under the Plan, or the revesting, transfer or sale of any real or other Property of or to the Debtor or the TCE PI Trust, whether arising prior or subsequent to the Confirmation Date, including any deeds, bills of sale or assignments executed in connection with any disposition of assets contemplated by this Plan shall not be subject to any stamp Tax, real estate transfer, mortgage, recording or other similar Tax. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any documentary stamp Tax, deed stamps, stamp Tax, transfer Tax, mortgage recording Tax, intangible Tax or similar Tax.

Section 14.22 Dissolution of Committee.

        On the Effective Date, any Committee shall be automatically dissolved and all members, Professionals and agents of such Committee shall be deemed released of their duties, responsibilities and obligations, and shall be without further duties, responsibilities and authority in connection with the Debtor, the Chapter 11 Case, the TCE PI Trust, and the Plan or its implementation.

CONFIRMATION REQUEST

        The Debtor and Mestek hereby request Confirmation of the Plan pursuant to section 1129(a) or, in the event that the Plan is not accepted by each of those Classes of Claims and Interests entitled to vote, section 1129(b) of the Bankruptcy Code.

Dated: June 22, 2004

MET-COIL SYSTEMS CORPORATION,                                  MESTEK, INC.
Debtor and Debtor-in-Possession

By:               .........                                    By:               .........
         Name:    .........                                             Name:    .........
         Title:    ........                                             Title:    ........

EXHIBIT 1

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

FOURTH AMENDED GLOSSARY OF TERMS

EXHIBIT 2

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

      LIST OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED BY THE REORGANIZED DEBTOR

EXHIBIT 3

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

BENEFITS PLANS TO BE ASSUMED BY THE REORGANIZED DEBTOR1

EXHIBIT 4

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

COLLECTIVE BARGAINING AGREEMENTS TO BE ASSUMED BY THE REORGANIZED DEBTOR2

EXHIBIT 5

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

SCHEDULE OF SETTLING INSURERS

EXHIBIT 6

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

TCE PI TRUST AGREEMENT3

EXHIBIT 7

To

Fourth Amended Chapter 11 Plan of Reorganization

Proposed by Met-Coil Systems Corporation

and Mestek, Inc., as Co-Proponents, dated June 22, 2004

LIST OF MESTEK AFFILIATES

FOURTH AMENDED GLOSSARY OF TERMS

        “Administrative Claim” means a Claim for (a) any postpetition cost or expense of administration (including, without limitation, the fees and expenses of Professionals) of the Chapter 11 Case, which is made under Sections 503, 507(a)(1), 507(b) or 1114(c)(2) of the Bankruptcy Code including, but not limited to (i) any actual and necessary postpetition cost or expense of preserving the Estate or operating the business of the Debtor, (ii) any payment to be made under the Plan to cure a default on an assumed executory contract or assumed unexpired lease, (iii) any postpetition cost, indebtedness or contractual obligation duly and validly incurred or assumed by the Debtor in the ordinary course of its business, (iv) any postpetition actual and necessary costs and expenses of operating the business of the Debtor, (v) compensation or reimbursement of expenses of Professionals to the extent Allowed by the Bankruptcy Court, (vi) reimbursement of expenses of the members of any Committee to the extent Allowed by the Bankruptcy Court, and (vii) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order under Section 546(c)(2)(A) of the Bankruptcy Code; and (b) any fee or charge assessed against the Estate under chapter 123 of title 28 of the United States Code.

        “Administrative Claims Bar Date” means the date established as the last day for Filing all requests for payment of Administrative Claims, including Professional Claims, pursuant to Sections 10.02 and 10.03 of the Plan, namely the 45th day after notice of the Effective Date is mailed.

        “Affiliate” means (A) an Entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the Debtor, other than an Entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (B) a corporation 20 percent or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Debtor, or by an Entity that directly or indirectly owns, controls, or holds with power to vote, 20 percent or more of the outstanding voting securities of the Debtor, other than an Entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities, or (ii) solely to secure a debt, if such Entity has not in fact exercised such power to vote; (C) a Person whose business is operated under a lease or operating agreement by the Debtor, or a Person substantially all of whose property is operated under an operating agreement with the Debtor; or (D) an Entity that operates the business or substantially all of the property of the Debtor under a lease or operating agreement.

        “AG Action” means People of the State of Illinois v. Lockformer, et al., (Case No. 01 CH 0062).

        “AG Action Consent Order” means that certain Consent Order by and among the AG Plaintiffs, the Village of Lisle, the Debtor and Mestek which must be submitted to and entered by the DuPage County Court before the Confirmation Hearing with regard to the Illinois Governmental Term Sheet.

        “AG Plaintiffs” means the Illinois AG and the DuPage County Illinois State’s Attorney.

        “Agreed Order” means that certain Agreed Order entered in the DuPage County Court in the AG Action on January 22, 2001 and subsequent Agreed Orders entered in that matter on March 12, 2001 and May 6, 2002 between Lockformer and the Plaintiff, and the federal UAO.

        “AlliedSignal” means AlliedSignal, Inc., predecessor to Honeywell.

        “Allowed” means any Claim or Interest or portion thereof, to the extent such Claim or Interest or any portion thereof is not a Disputed Claim or a Disallowed Claim (a) proof of which (i) was timely Filed with the Debtor’s duly appointed claims agent, (ii) was deemed timely Filed pursuant to Section 1111(a) of the Bankruptcy Code, or (iii) by a Final Order, was not required to be Filed; (b) which has been, or hereafter is, listed in the Schedules as liquidated in an amount other than zero and not Disputed or contingent (or as to which the applicable Proof of Claim has been withdrawn or Disallowed); and (c) which has been allowed (whether in whole or in part) by a Final Order (but only to the extent so allowed) of the Bankruptcy Court (or such other court as the Debtor and the Claimholder or Interestholder agree may adjudicate such Claim or Interest and Objections thereto), and, in (a), (b) and (c) above, as to which no Objection to the allowance thereof, or action to subordinate, avoid, classify, reclassify, expunge, estimate or otherwise limit recovery with respect thereto, has been Filed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or a Final Order; (d) which is allowed under or pursuant to the terms of the Plan; (e) which arises from the recovery of property under Sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with Section 503(h) of the Bankruptcy Code; or (f) which is a Professional Claim for which a fee award amount has been approved by a Final Order of the Bankruptcy Court; provided, however, that Claims temporarily allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed” hereunder.

        “Allowed Claim” means a Claim that is Allowed.

        “Allowed __ Claim” means, with respect to any specified Class or type of Claim, whether a classified Claim or an Unclassified Claim, that the referenced Claim is an Allowed Claim.

        “Alter-Ego Claims” means any and all Claims against Mestek, Formtek or any other Mestek Affiliate under alter-ego, corporate-veil, vicarious liability, unity of interest, de facto merger, substantive consolidation theories or other similar theories, including any such Claims that have been asserted, could have been asserted in the Chapter 11 Case or are asserted in the future.

        “Alternative Plan Proposal” means a proposal by a Potential Alternative Plan Sponsor to consummate an Alternative Restructuring Transaction and to fund the Plan in accordance with the Sale Procedures Order.

        “Alternative Plan Proposal Deadline” means July 12, 2004 at 4:00 p.m. (Eastern Time), which is the date and time by which a proposal for a higher or better Alternative Restructuring Transaction must be submitted by a Qualified Alternative Plan Sponsor.

        “Alternative Restructuring Deposit Amount” means a deposit that is equal to ten percent (10%) of the total investment proposed to be paid by any Qualified Alternative Plan Sponsor at the time of the submission of its Alternative Plan Proposal, which deposit shall be in Cash to be held in an escrow account at a financial institution designated by the Debtor and subject to an escrow agreement in form and substance satisfactory to the Debtor.

        “Alternative Restructuring Transaction” means the purchase of the New Common Stock, the proceeds of unsettled Claims arising under the Insurance Policies for TCE Claims after the Confirmation Date, if any, and the Contribution Actions, by a Winning Plan Sponsor other than Mestek.

        “Alternative Restructuring Transaction Consideration” means the aggregate amounts proposed to be paid by a Potential Alternative Plan Sponsor in an Alternative Restructuring Transaction.

        “Area B Homeowners” means the homeowners located in Area B listed on Exhibit A to the Illinois Governmental Term Sheet.

        “Area C Homeowners” means the homeowners located in Area C listed on Exhibit B to the Illinois Governmental Term Sheet.

        “Assumed Contracts” means (a) the executory contracts and leases identified on Exhibit 2 of the Plan (as may be modified in accordance with Section 6.01 of the Plan) to be assumed by the Reorganized Debtor on the Effective Date; (b) the Benefits Plans identified on Exhibit 3 of the Plan to be assumed by the Reorganized Debtor on the Effective Date; and (c) the Collective Bargaining Agreements identified on Exhibit 4 of the Plan to be assumed by the Reorganized Debtor on the Effective Date.

        “Auction” means the auction, if any, to be held on July 21, 2004 at 10:00 a.m. (Eastern Time) at the law offices of Morris, Nichols, Arsht & Tunnell, 1201 North Market Street, Wilmington, Delaware 19899.

        “Avoidance Actions” means any and all Causes of Action (whether direct or derivative) which a trustee, the Debtor, the Estate or other appropriate party in interest may assert under Sections 544, 545, 547, 548, 549, 550, 551 and 553(b) of the Bankruptcy Code, or under related state or federal statutes or common law, including fraudulent transfer laws, whether or not litigation is commenced to prosecute such Claims (other than those which are released or dismissed as part of and pursuant to the Plan), including the Debtor’s rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non-bankruptcy law of any relevant jurisdiction) and any other indirect claim of any kind whatsoever, whenever and wherever arising or asserted; provided, however, that the term “Avoidance Actions” shall not include Recovery Actions.

        “Ballot” means the ballot accompanying the Disclosure Statement upon which holders of Impaired Claims entitled to vote on the Plan shall indicate their acceptance or rejection of the Plan in accordance with the instructions regarding voting.

        “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1330, as in effect on the Petition Date, together with all amendments and modifications thereto that are applicable to the Chapter 11 Case.

        “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or, if such court ceases to exercise jurisdiction over the Chapter 11 Case and related proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Case.

        “Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under Section 2075 of title 28 of the United States Code, (ii) the applicable Federal Rules of Civil Procedure, as amended and promulgated under Section 2072 of title 28 of the United States Code, (iii) the applicable Local Rules of Civil Practice and Procedure of the United States District Court for the District of Delaware, and (iv) any standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that are applicable to the Chapter 11 Case or proceedings therein, as the case may be.

        “Bar Date” means November 14, 2003 or such other date (or dates) set by the Bankruptcy Court as the last day for Filing a Proof of Claim against the Debtor in the Chapter 11 Case.

        “Baseline Bid” means the amount of the highest and best offer received by the Debtor, by the Alternative Plan Proposal Deadline as determined by the Debtor in its sole discretion, after consultation with the Committee.

        “Benefits Plans” means the Debtor’s 401(k) savings plans, profit sharing, retirement plans or benefits (whether frozen or otherwise), health care plans, performance-based incentive plans, workers’ compensation programs and life, disability, and other employment-related insurance plans and other employee benefit plans, policies, and programs of the Debtor applicable to its directors, officers or employees in effect as of the Effective Date, and as identified on Exhibit 3 of the Plan.

        “Board of Directors” means the Board of Directors of the Debtor or the Reorganized Debtor, as the case may be, as it may exist from time to time.

        “Business Day” means any day which is not a Saturday, a Sunday, a “legal holiday” as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions in the State of Delaware are authorized or obligated by law, executive order or governmental decree to be closed.

        “Calendar Quarter” means any consecutive three (3) month period ending on any March 31, June 30, September 30 or December 31, provided that the first Calendar Quarter shall be deemed to be the period commencing on the Effective Date and ending on the first day that is (x) the last day of such a three (3) month period and (y) more than sixty days after the Effective Date.

        “Capital Contribution” means, in the event Mestek is the Winning Plan Sponsor, the amounts paid or contributed to the Reorganized Debtor by Mestek on the Effective Date in order to fund, in part, distributions under the Plan including (i) contribution of its Class 3.2 Claims and its Class 4.2 Claims, (ii) funding of the Unsecured Claims Distribution Fund, (iii) funding of the TCE PI Trust; (iv) funding of any additional amount necessary to adequately capitalize the Reorganized Debtor, and (v) funding of the Mejdrech Settlement Amount and the Schreiber Settlement Amount. The Capital Contribution shall consist of all Cash and non-Cash consideration contributed by Mestek.

        “Capital Stock” means (i) with respect to any corporation, any share, or any depositary receipt or other certificate representing any share, of an equity ownership interest in that corporation and (ii) with respect to any other Entity, any share, membership, or other percentage interest, unit of participation, or other equivalent (however designated) of any equity interest in that Entity.

        “Cash or $” means money, currency and coins, negotiable checks, balances in bank accounts and other lawful currency of the United States of America and its equivalents.

        “Causes of Action” means any and all actions, claims, rights, defenses, third-party claims, indemnity claims, contribution claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action, choses in action, controversies, agreements, promises, rights to legal remedies, proceedings, rights to equitable remedies, accounts, rights to payment and claims whatsoever, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, whether asserted, that could have been asserted in the Chapter 11 Case or that are asserted in the future and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, and whether in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity, or admiralty and whether direct or derivative.

        “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, as codified in title 42 of the United States Code, 42 U.S.C. §§ 9601-9675.

        “Chapter 11 Case” means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor in the Bankruptcy Court on the Petition Date.

        “Claim” means any (i) right to payment heretofore, now or hereafter asserted, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, non-contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, asserted, unasserted, known or unknown; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and in each case asserted against the Debtor.

        “Claimholder” means the holder of a Claim.

        “Claim Objection Deadline” means the tenth (10th) day prior to the initial Distribution Date, which shall be as set forth in Section 4.12 of the Plan.

        “Class” means each class, subclass or category of Claims or Interests as defined in Article II of the Plan.

        “Collective Bargaining Agreements” means the collective bargaining agreements with the Debtor, identified on Exhibit 4 of the Plan.

        “Committee” means any committee appointed in the Chapter 11 Case pursuant to Section 1102(a) of the Bankruptcy Code by the United States Trustee, as the membership of such committee is from time to time constituted and reconstituted.

        “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

        “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Case within the meaning of the Bankruptcy Rules 5003 and 9021.

        “Confirmation Hearing” means the hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to Sections 1128(a) and 1129 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

        “Confirmation Notice” means the notice of the Confirmation Hearing.

        “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

        “Contingent Claim” means a Claim which is either contingent or unliquidated on or immediately before the Confirmation Date.

        “Contribution Actions” means collectively the LeClercq Contribution Action, the Mejdrech Contribution Action and any actions that may be brought by the Debtor or the Reorganized Debtor against a third party for contribution with respect to the TCE Claims.

        “Contribution Third-Party Defendants” means collectively the LeClercq Contribution Third-Party Defendants, the Mejdrech Contribution Third-Party Defendants and any other third party that is sued for contribution with respect to the TCE Claims.

        “Convenience Claims” means all Allowed General Unsecured Claims (a) in the amount of $10,000.00 or less or (b) the holders of which voluntarily agree to reduce the amount of their respective Claims to $10,000.00.

        “Creditor” means (a) an Entity that has a Claim against the Debtor that arose at the time of or before the order for relief concerning the Debtor; (b) an Entity that has a Claim against the Estate of a kind specified in Sections 341(d), 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code; or (c) an Entity that has a community Claim.

        “Day(s)” means, unless expressly otherwise provided, calendar day(s).

        “Debtor” means Met-Coil Systems Corporation, as debtor and debtor-in-possession, including its divisions, Lockformer and IPI.

        “Delaware District Court” means the United States District Court for the District of Delaware or such other court of competent jurisdiction.

        “Designated Area” has the meaning given it on Exhibit D to the TCE PI Trust Agreement.

        “DeVane Action” means that certain action commenced by Jeanette Devane and Lee Herrera, Thomas & Barbara Frantik, Richard & Jane Kuta, Karen Mulacek, Michael Papadopolous and Andrew Wroble in the Circuit Court for the 18th Judicial Circuit, DuPage County against Met-Coil and Honeywell, entitled DeVane, et al. v. Lockformer, et al. (Case No. 01 L 377).

        “DIP Claims” means all Claims of the DIP Lender against the Debtor arising under the DIP Order.

        “DIP Facility” means the debtor-in-possession financing provided under the DIP Order.

      “DIP Lender” means Mestek.

        “DIP Loan Agreement” means that certain First Amended Post-Petition Loan Agreement between the Debtor and Mestek, as amended or modified from time to time.

        “DIP Loan Documents” means the loan documents as defined in the DIP Loan Agreement.

        “DIP Order” means that certain “Final Order Authorizing the Debtor to (A) Use Cash Collateral and Grant Replacement Liens and (B) Obtain Post-Petition Financing Pursuant to 11 U.S.C. § 364(c) of the Bankruptcy Code,” dated October 24, 2003, as amended, modified or supplemented from time to time thereafter.

        “DIP Refinancing” means in the event that a Potential Alternative Plan Sponsor becomes the Winning Plan Sponsor, that the Winning Plan Sponsor will (i) pay in full, in Cash, including all interest, fees and expenses, the obligations of the Debtor pursuant to the DIP Order and the DIP Loan Agreement within three (3) business days after designation by the Debtor of the Qualified Alternative Plan Sponsor as the Winning Plan Sponsor and (ii) provide for the replacement of the DIP Facility through the Effective Date.

        “Direct Action” means any Cause of Action or right to bring a Cause of Action possessed by a Claimholder against an insurance company of the Debtor on account of such Claimholder’s TCE Property Damage Claim, TCE PI Trust Claim or TCE Litigation Claim, as applicable, whether arising by contract, the laws of any jurisdiction or otherwise.

        “Disallowed” means, with respect to any Claim or Interest or portion thereof, any Claim against or Interest in the Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the holder thereof and either the Debtor or the Reorganized Debtor, in whole or in part; (iii) has been withdrawn, in whole or in part, by the holder thereof; (iv) if listed in the Schedules as zero or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim or a Proof of Interest, as applicable, has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any Proof of Claim or Proof of Interest; (vi) is evidenced by a Proof of Claim or a Proof of Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such Proof of Claim or Proof of Interest was not timely or properly Filed; (vii) is unenforceable against the Debtor and the Property of the Estate, under any agreement or applicable law for a reason other than because such Claim is contingent or unmatured; (viii) includes unmatured interest, penalties or late charges; (ix) is for a tax assessed against Property of the Estate, to the extent such Claim exceeds the value of the interest of the Estate in such Property; (x) is for services of an Insider or attorney of the Debtor, to the extent such Claim exceeds the reasonable value of such services; (xi) is for a debt that is unmatured on the Petition Date, (xii) exceeds (A) the rent reserved by a lease of real property, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of (x) the Petition Date and (y) the date on which such lessor repossessed, or the lessee surrendered, the leased property; plus (B) any unpaid rent due under such lease, without acceleration, on the earlier of such dates (to the extent such Claim is the Claim of a lessor for damages resulting from the termination of a lease of real property); (xiii) exceeds (A) the compensation provided by an employment contract, without acceleration, for one year following the earlier of (x) the Petition Date or (y) the date on which the employer directed the employee to terminate, or such employee terminated, performance under such contract; plus (B) any unpaid compensation due under such contract, without acceleration, on the earlier of such dates (to the extent such Claim is the Claim of an employee for damages resulting from the termination of an employment contract, such Claim); (xiv) results from a reduction, due to late payment, in the amount of an otherwise applicable credit available to the Debtor in connection with an employment tax on wages, salaries, or commissions earned from any such Debtor; (xv) relates to a Proof of Claim that is not timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law, except to the extent tardily filed as permitted under Section 726(a)(1), Section 726(a)(2) or Section 726(a)(3) of the Bankruptcy Code or under the Bankruptcy Rules; (xvi) the Claimholder is an Entity from which property is recoverable under Sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under Sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Entity or transferee has paid the amount, or turned over any such Property, for which Entity or transferee is liable under Section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code; or (xvi) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such Claim. In each case a Disallowed Claim or a Disallowed Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

        “Disbursing Agent” means the Debtor or Reorganized Debtor, as applicable.

        “Disclosure Statement” means the Fourth Amended Disclosure Statement Pursuant to Section 1125 of the Bankruptcy Code for the Chapter 11 Plan of Reorganization Proposed by Met-Coil Systems Corporation and Mestek, Inc, as Co-Proponents, as Amended, dated June 22, 2004, including all exhibits, appendices, schedules and annexes attached thereto, as submitted by the Debtor pursuant to Section 1125 of the Bankruptcy Code and approved by the Bankruptcy Court, as such Disclosure Statement may be altered, amended, supplemented or modified from time to time, prepared and distributed in accordance with Sections 1125 and 1126 of the Bankruptcy Code and Bankruptcy Rule 3018.

        “Disputed” means with respect to any Claim or Interest or portion thereof, any Claim that has not been Allowed by a Final Order as to which: (a) a Proof of Claim has been timely Filed with the duly appointed claims agent, or is deemed timely Filed pursuant to the Plan, the Bankruptcy Code, applicable law or order of the Bankruptcy Court, and (b) an Objection to such Claim has been or may be timely Filed or deemed Filed under applicable law by the Debtor, the Reorganized Debtor or any other party in interest and any such Objection has not been (i) withdrawn, (ii) overruled or denied by a Final Order or (iii) granted by a Final Order. For purposes of the Plan, a Claim that has not been Allowed by a Final Order shall be considered a Disputed Claim, whether or not an Objection has been or may be timely Filed, to the extent (A) the amount of the Claim specified in the Proof of Claim exceeds the amount of any corresponding Claim listed in the Schedules, (B) the classification of the Claim specified in the Proof of Claim differs from the classification of any corresponding Claim listed in the Schedules, (C) any corresponding Claim has been listed in the Schedules as zero or as disputed, contingent or unliquidated, (D) no corresponding Claim has been listed in the Schedules or (E) such Claim is reflected as zero or as unliquidated or contingent in the Proof of Claim Filed in respect thereof.

        “Distribution Date” means the last Business Day of each Calendar Quarter following the Effective Date or such earlier date as the Reorganized Debtor and the Winning Plan Sponsor may choose in their sole discretion.

        “Distribution Record Date” means the record date established by order of the Bankruptcy Court for purposes of determining Claimholders which will receive distributions under the Plan on account of such Claims or, after the Effective Date, thirty (30) days prior to any Distribution Date.

        “DuPage County Court” means the Circuit Court Of The Eighteenth Judicial District DuPage County, Illinois, Chancery Division.

        “Effective Date” means the Business Day following the date on which all conditions to consummation set forth in Article XI have been satisfied or waived, if such conditions may be waived as set forth in Article XI of the Plan.

        “Entity” includes any Person, Estate, trust, Governmental Unit and the United States Trustee.

        “Environmental Laws” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Materials, including, without limitation, (a) CERCLA; (b) RCRA; (c) the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251-1387; (d) the Oil Pollution Act of 1990, 33 U.S.C. §§ 2701-2761; (e) the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692; (f) the Clean Air Act, 42 U.S.C. §§ 7401-7671q; (g) the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26; (h) the Hazardous Materials Transportation Act, 49 U.S.C. § 5101-5127; (i) the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136-136y; (j) all other laws (including common law) and regulations of or promulgated by any Governmental Unit relating to air pollution, water pollution, noise control and/or the handling, discharge, existence, disposal or recovery of on-site or off-site hazardous, toxic or dangerous waste, substances or materials, as each of the foregoing may be amended from time to time; and (k) all analogous state or local statutes and regulations, ordinances, rules, orders, notices of violation, requests, demands and requirements issued or promulgated by such Governmental Unit in connection with such statutes, rules or regulations and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage relating to or arising out of the release of or exposure to the foregoing.

        “ERISA” means the Employee Retirement Income Security Act of 1974, as codified in title 29 of the United States Code, 29 U.S.C. § 1001-1461.

        “Estate” means the estate created pursuant to Section 541 of the Bankruptcy Code upon commencement of the Chapter 11 Case.

        “Exculpated Person” means the Debtor, the Reorganized Debtor, the Mestek Affiliates, the Future Claimants’ Representative and their respective Representatives.

        “File, Filed or Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Case; provided, however, that with respect to Proofs of Claim and Proofs of Interest only, Filed shall mean delivered and received in the manner provided in the order approving the Bar Date or the order approving the Administrative Claims Bar Date.

        “Final Decree” means the final decree entered by the Bankruptcy Court after the Effective Date with respect to the Reorganized Debtor, pursuant to Section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022, which is a Final Order.

        “Final Order” means an order, ruling, judgment, or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction, the operation or effect of which has not been reversed, vacated, stayed, modified or amended and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

        “Formtek” means Formtek, Inc., the Debtor’s direct parent corporation.

        “Future Claimants’ Representative” means Eric D. Green (or any court-appointed successor) as appointed pursuant to the Future Claimants’ Representative Order and as provided for in the TCE PI Trust Agreement serving in a fiduciary capacity, representing the interests of the Future TCE PI Claimants, for the purpose of protecting the rights of persons who may assert TCE PI Trust Claims against the Debtor, Mestek, Formtek or any other Mestek Affiliate.

        “Future Claimants’ Representative Order” means the Order of the Bankruptcy Court entered on October 20, 2003, appointing the Future Claimants’ Representative.

        “Future TCE Demands” means a demand for payment, present or future, that (i) was not a Claim during the Chapter 11 Case; (ii) arises out of the same or similar conduct or events that gave rise to the TCE PI Claims addressed by the TCE Channeling Injunction; and (iii) pursuant to this Plan, is to be paid by the TCE PI Trust. Future TCE Demands shall expressly exclude TCE Litigation Claims and Claim in Classes 4.1, 4.2, 4.3, 5 and 7.

        “Future TCE PI Claimants” means any holder of a Future TCE Demand.

        “General Unsecured Claims” means all Claims, including TCE Litigation Claims, incurred by the Debtor prior to the Petition Date, except Unclassified Claims, Class 1 Claims, Class 2 Claims, Class 3.1 Claims, Class 3.2 Claims, Class 5 Claims, Class 6 Claims and Class 7 Claims.

        “Governmental Unit” means (A) the United States, any state, commonwealth, district, territory, municipality, foreign service, department, or agency, (B) any instrumentality of the United States (but not a United States Trustee while serving as a trustee in a case under the Bankruptcy Code), a state, a commonwealth, a district, a territory, a municipality, or a foreign state; or (C) other foreign or domestic government.

        “Hazardous Materials” means any “hazardous substance” including all “hazardous wastes” as defined in RCRA, or any Illinois state equivalent, or regulations adopted pursuant to RCRA, and any “hazardous substances” or “hazardous materials” as defined in CERCLA, or regulations adopted pursuant to CERCLA or any Illinois state or other state equivalent.

"Honeywell" means Honeywell International, Inc. and its predecessors, including AlliedSignal, and Baron-Blakeslee, Inc., and each of their respective Representatives.

        “Honeywell Claims” means any and all Claims of Honeywell, including those arising in connection with the Honeywell Indemnity Agreement and those asserting that the separate existence of Met-Coil, Mestek and Formtek should be disregarded.

        “Honeywell Indemnity Agreement” means that certain Settlement, Release, and Indemnity Agreement dated December 6, 1994, by and between Lockformer and AlliedSignal, on behalf of itself and its successors, including any amendments.

        “Honeywell Settlement Agreement” means that certain agreement in principle among the Debtor, Mestek and Honeywell providing for the settlement of the Honeywell Claims.

        “Hook-Ups” means the connection of certain homeowners to a municipal water supply as specifically set forth in Section 7.17 of the Plan.

        “HVAC” means heating, ventilation and air conditioning.

        “IEPA” means the Illinois Environmental Protection Agency.

        “Illinois Actions” means collectively, (a) the Mejdrech Litigation; (b) the Schreiber Litigation; (c) the Personal Injury Actions; (d) the DeVane Action; (e) the AG Action; and (f) any other actions pending against Met-Coil or any of the Mestek Affiliates, relating, in any way, to TCE.

        “Illinois Actions Defendants” means Met-Coil, Formtek, Mestek, and their respective Representatives.

        “Illinois AG” means the Attorney General for the State of Illinois.

        “Illinois District Court” means the United States District Court for the Northern District of Illinois or such other court of competent jurisdiction.

        “Illinois District Court Mejdrech Approval Order” means an order of the Illinois District Court approving the Mejdrech/Schreiber Settlement Agreement as to the Mejdrech Class.

        “Illinois Governmental Term Sheet” means that certain Term Sheet dated as of June 18, 2004 by and among, the Illinois AG, the IEPA, DuPage County State’s Attorney, the Village of Lisle, the Debtor and Mestek, setting forth the settlement terms with respect to the AG Action.

        “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

        “Insider” means (i) any director of the Debtor; (ii) any officer of the Debtor; (iii) any Person in control of the Debtor; (iv) any partnership in which the Debtor is a general partner; (v) any general partner of the Debtor; or (vi) any relative of a general partner, director, officer or person in control of the Debtor.

        “Insurance Actions” means any Claim, Cause of Action or right of the Debtor or the Reorganized Debtor against any insurance company arising from or related to (a) any such insurance company’s failure to provide or pay insurance coverage under any Insurance Policy, (b) the refusal of any insurance company to defend, compromise or settle any TCE Claim under or pursuant to any Insurance Policy for TCE Claims, or (c) the interpretation or enforcement of the terms of any Insurance Policy for TCE Claims with respect to any TCE Claim, to the extent that such actions have not been settled prior to the Confirmation Date.

        “Insurance Policy” means any insurance policy in effect at any time on or before the Effective Date which may afford the Debtor defense, indemnity or insurance coverage for any Claim.

        “Insurance Recovery and Contribution Action Agreement” means the agreement to be dated the Effective Date among the Reorganized Debtor, Mestek and the Winning Plan Sponsor, if applicable, providing for (a) the transfer and assignment by the Reorganized Debtor of the Contribution Actions and all proceeds thereof to the Winning Plan Sponsor and (b) the right of the Winning Plan Sponsor to receive from the Reorganized Debtor all proceeds from unsettled Claims arising from the Insurance Policies for TCE Claims after the Effective Date, if any, in accordance with Section 7.10 of the Plan.

        “Intercompany Claims” means all Claims held by the Debtor against any Mestek Affiliate, including, without limitation, all derivative Claims asserted by or on behalf of the Debtor against any Mestek Affiliate.

        “Interests” means any and all equity interests, ownership interests or shares in the Debtor and issued by the Debtor (or its predecessors) as of the Petition Date (including, without limitation, all securities, Capital Stock, stock certificates, common stock, preferred stock, partnership interests, rights, options, warrants, contingent warrants, convertible or exchangeable securities, investment securities, subscriptions or other agreements and contractual rights to acquire or obtain such an interest or share in the Debtor, interests in the Debtor’s stock appreciation rights, conversion rights, repurchase rights, redemption rights, dividend rights, preemptive rights and liquidation preferences, puts, calls or commitments of any character whatsoever relating to any such equity, ownership interests or shares of Capital Stock of the Debtor or obligating the Debtor to issue, transfer or sell any shares of Capital Stock) whether or not certificated, transferable, voting or denominated “stock” or a similar security.

        “Interestholder” means the holder of an Interest.

        “Iowa District Court” means the United States District Court for the Northern District of Iowa or such other court of competent jurisdiction.

        “IPI” means Iowa Precision Industries, Inc., a division of Met-Coil.

"LeClercq Class Action" means that certain class action filed in the Illinois District Court entitled LeClercq v. Lockformer, et al, (Case No. 00 C 7164).

        “LeClercq Contribution Action” means that certain third-party plaintiff complaint captioned LeClercq, et al. v. The Lockformer Company, et al. (Case No. 00 C 7164) filed by Lockformer on May 31, 2002 in the Illinois District Court seeking claims for contribution against the LeClercq Contribution Third-Party Defendants.

        “LeClercq Contribution Third-Party Defendants” means the third-party defendants in connection with the LeClercq Contribution Action, including, without limitation, the following Entities: Arrow Gear Company, Ames Supply Co., Bison Gear, Dynagear, Inc., Flexible Steel Lacing Com., Magnetrol International, Inc., Molex Incorporated, Morey Corporation, Rexnord Corporation, Tricon Industries and Lindy Manufacturing Company.

        “Liens” means, with respect to any asset or Property (or the rents, revenues, income, profits or proceeds therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of general unsecured Creditors; provided, however, that a lien that has or may be avoided pursuant to any Avoidance Action shall not constitute a Lien hereunder.

        “Liquidation Analysis” means the Debtor’s liquidation analysis attached to the Disclosure Statement as Exhibit C.

        “Lisle/Mejdrech Class Hook-Up Homeowners” means those members of the Mejdrech Class listed on Exhibit D to the Mejdrech/Schreiber Settlement Agreement that are located in the Village of Lisle and presently use private wells as their water supply.

        “Lockformer” means the Lockformer Company, currently a division of Met-Coil.

        “Lockformer Site” means the approximately 18.6 acre parcel of land owned by the Debtor and located in Lisle, Illinois.

        “Master Services Agreement” means collectively that certain Master Services Agreement by and between Mestek and the Debtor and that certain Master Services Agreement by and between Formtek and the Debtor, both of which the Bankruptcy Court approved on October 20, 2003.

        “Mejdrech Class” means the named plaintiffs and the class in the Mejdrech Litigation and their respective past, present and future successors, heirs, assigns, transferees, assignees, attorneys and other representatives.

        “Mejdrech Contribution Action” means that certain third-party plaintiff complaint captioned Mejdrech, et al. v. Met-Coil Systems Corporation, et al. (Case No. 01 C 6107) filed by Met-Coil on July 1, 2003 in the Illinois District Court seeking claims for contribution against the Mejdrech Contribution Third-Party Defendants.

        “Mejdrech Contribution Third-Party Defendants” means the third-party defendants in connection with the Mejdrech Contribution Action including, without limitation, the following Entities: the LeClercq Contribution Third-Party Defendants, Precision Brand, Downer’s Grove Sanitary District and Scot Incorporated.

        “Mejdrech Escrow” means an escrow account funded on the Effective Date with the Mejdrech Settlement Amount, held by counsel to the Mejdrech Class, as escrow agent.

        “Mejdrech Escrow Agreement” means that certain Escrow Agreement effective as of the Effective Date between counsel to the Mejdrech Class, as escrow agent, the Reorganized Debtor and the Winning Plan Sponsor providing for the disposition of the Mejdrech Escrow.

"Mejdrech Litigation" means that certain action captioned as Mejdrech, et al. v. The Lockformer Company, et al. (Case No. 01 C 6107), pending in the Illinois District Court.

        “Mejdrech/Schreiber Settlement Agreement” means the agreement reached in principle by and among Met-Coil, Mestek, the Mejdrech Class and Schreiber that forms the basis of the treatment of the Mejdrech Class and Schreiber under the Plan and that was summarized in a letter agreement dated August 29, 2003.

        “Mejdrech Settlement Amount” means $12,500,000, including Claims for attorneys’ fees and expenses, to be paid by the Debtor to the Mejdrech Class in full and complete settlement of the Mejdrech Litigation, other than for the Hook-Ups.

      “Mestek” means Mestek, Inc.

        “Mestek Affiliates” means Mestek and the entities listed on Exhibit 7 to the Plan and each of their respective Representatives.

        “Mestek Notes” means, collectively, (a) that certain Demand Revolving Credit Note in the principal amount of $2,500,000 dated December 30, 2002 by and between the Debtor and Mestek, and (b) that certain Promissory Term Note in the principal amount of $4,500,000 dated December 30, 2002 by and between the Debtor and Mestek.

        “Mestek Prepetition Secured Claim” means, as of the Effective Date, the aggregate of: (a)(i) the unpaid principal and accrued and unpaid interest owing as of the Petition Date in respect of the Secured Loan Agreement and the Mestek Notes plus (ii) the interest on all such unpaid principal and interest from the Petition Date to the Effective Date; and (b) all amounts to which Mestek is entitled for reasonable fees, costs and charges approved by the Bankruptcy Court under Section 506 of the Bankruptcy Code.

        “Mestek Purchase Transaction” means the acquisition and related transactions by which Mestek indirectly acquired Met-Coil in or about June 2000.

        “Mestek Unsecured Claim” means any and all General Unsecured Claims held by Mestek against the Debtor.

        “Met-Coil” means Met-Coil Systems Corporation, including its divisions, Lockformer and IPI.

        “Met-Coil Pension Plan” means all of the Met-Coil Systems Corporation pension plans (whether frozen or not) included on Exhibit 3 to the Plan.

        “Miscellaneous Secured Claims” means any and all Secured Claims other than the Mestek Prepetition Secured Claim.

        “New Common Stock” means the shares of common stock of the Reorganized Debtor to be issued on the Effective Date to the Winning Plan Sponsor.

        “Non-Compensatory Damages” means any and all damages awarded or that could be awarded by a court of competent jurisdiction that are penal in nature, including, without limitation, punitive, punitory, exemplary, vindictive, imaginary or presumptive damages and any Claims or a portion thereof for sanctions under Rule 11 of the Federal Rules of Civil Procedure, 28 U.S.C. § 1927, any similar rule or statute applicable in a state or federal court, or any fine, penalty, forfeiture, attorneys’ fees (to the extent such attorneys’ fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages does not constitute compensation for the Claimholder’s actual pecuniary loss.

        “Objection” means any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to Disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, avoid, subordinate, estimate or otherwise limit recovery with respect to any Claim (including the resolution of any request for payment of any Administrative Claim) or Interest other than a Claim or an Interest that is Allowed.

        “PBGC” means the Pension Benefit Guaranty Corporation, the United States government agency created under Title IV of ERISA to, among other things, administer the termination insurance program for private sector defined benefit pension plans.

        “Person” means any individual, partnership, or corporation, but does not include Governmental Units, except that a Governmental Unit that (A) acquires an asset from a Person (i) as a result of the operation of a loan guarantee agreement or (ii) as receiver or liquidating agent of a Person, (B) is a guarantor of a pension benefit payable by or on behalf of the Debtor or an Affiliate of the Debtor, or (C) is the legal or beneficial owner of an asset of (i) an employee pension benefit plan that is a governmental plan, as defined in Section 414(d) of the Internal Revenue Code of 1986 or (ii) an eligible deferred compensation plan, as defined in Section 457(b) of the Internal Revenue Code of 1986; shall be considered to be a Person with respect to such asset or such benefit.

        “Personal Injury Actions” means the five actions pending before Judge James B. Zagel in the Illinois District Court entitled Pelzer and Pepping v. Lockformer, et al. (Case No. 01-C-6485), Meyer v. Lockformer, et al. (Case No. 02-C-2672), Wroble v. Lockformer, et al. (Case No. 02-C-4992), Hallmer v. Lockformer, et al. (Case No. 02-6-7066) and Ehrhart v. Lockformer, et al. (Case No. 02-CV-7068).

        “Petition Date” means August 26, 2003, the date on which the Debtor filed its chapter 11 petition for relief commencing the Chapter 11 Case.

        “Plaintiffs” means the Mejdrech Class and Schreiber.

        “Plan” means the Fourth Amended Chapter 11 Plan of Reorganization Proposed by Met-Coil Systems Corporation and Mestek, Inc., as Co-Proponents, dated June 22, 2004, including all exhibits, appendices, schedules and annexes, if any, attached thereto including the Plan Supplement, as submitted by the Debtor and Mestek, as such Plan may be altered, amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, the Confirmation Order and the terms and conditions of Section 14.03 of the Plan.

        “Plan Supplement” means any and all exhibits, lists or schedules not Filed with the Plan or the Disclosure Statement to be Filed by the Debtor in a separate volume with the Bankruptcy Court not later than five (5) Business Days prior to the commencement of the Confirmation Hearing or such other date as the Bankruptcy Court may establish.

        “Potential Alternative Plan Sponsor” means any Entity, other than Mestek, that desires to make an Alternative Plan Proposal that satisfies the eligibility requirements of the Sale Procedures Order.

        “Preliminary Injunction Motion” means the Motion for Immediate and Preliminary Injunction that the AG Plaintiffs filed in the AG Action.

        “Prepetition Lender Claims” means all Claims, Causes of Action and Avoidance Actions of the Debtor against Mestek (whether in its capacity as a lender to the Debtor prior to the Petition Date or otherwise) which the Debtor may investigate and, if appropriate, prosecute, including claims seeking to (i) disallow the Mestek Prepetition Secured Claims; (ii) avoid any security or collateral interest in the assets of the Debtor claimed by Mestek; (iii) modify the amount, validity, priority or extent of Mestek’s prepetition liens or the prepetition claims; or (iv) provide any other relief of any type or nature whatsoever, legal or equitable, against Mestek or otherwise permitting recovery from Mestek on account of its relationship with the Debtor arising under, relating to or in connection with the prepetition financing.

        “Priority Claims” means Priority Tax Claims and Priority Non-Tax Claims.

        “Priority Non-Tax Claim” means any and all Claims given priority in payment pursuant to Sections 507(a)(3), 507(a)(4), 507(a)(5), 507(a)(6), 507(a)(7) or 507(a)(9) of the Bankruptcy Code.

        “Priority Tax Claim” means any and all Claims given priority in payment pursuant to Section 502(i) and Section 507(a)(8) of the Bankruptcy Code.

        “Professional Claim” means a Claim for compensation and/or reimbursement of expenses pursuant to Sections 327, 328, 330, 331 or 503(b) of the Bankruptcy Code relating to services incurred on and after the Petition Date and prior to and including the Effective Date in connection with an application made to the Bankruptcy Court in the Chapter 11 Case.

        “Professionals” means any professional employed in the Chapter 11 Case pursuant to Sections 327, 328 or 1103 of the Bankruptcy Code or to be compensated pursuant to Sections 327, 328, 330, 331, 503(b)(2) or (4) or 1103 of the Bankruptcy Code.

        “Projections” means the Debtor’s financial projections attached to the Disclosure Statement as Exhibit D.

        “Proof of Claim” means any proof of Claim Filed with the Bankruptcy Court or the duly appointed claims agent in the Chapter 11 Case pursuant to Bankruptcy Rules 3001 or 3002.

        “Proof of Interest” means any proof of Interest Filed with the Bankruptcy Court or the duly appointed claims agent in the Chapter 11 Case pursuant to Bankruptcy Rules 3001 or 3002.

        “Property” means all assets or property of the Estate of any nature whatsoever, real or personal, tangible or intangible, including contract rights, accounts and Avoidance Actions, Recovery Actions and Causes of Action (whether direct or derivative), previously or now owned by the Debtor, or acquired by the Estate, as defined in Section 541 of the Bankruptcy Code.

        “Protected Party” means (a) the Debtor; (b) the Reorganized Debtor; (c) the Mestek Affiliates, to the extent that Mestek is the Winning Plan Sponsor or otherwise provides sufficient consideration to obtain the TCE Channeling Injunction; (d) the Winning Plan Sponsor, if other than Mestek; (e) the Future Claimants’ Representative; (f) the Settling Insurers; (g) the respective Representatives of the parties in (a)-(f); (h) any Entity that, pursuant to this Plan or otherwise after the Effective Date, becomes a direct or indirect transferee of, or successor to, the Debtor, the Reorganized Debtor, the Mestek Affiliates (if condition (c) is satisfied), the Winning Plan Sponsor, the Settling Insurers, or the Representatives (but only to the extent that liability is asserted to exist as a result of its becoming such a transferee or successor); and (i) any Entity that, pursuant to this Plan or otherwise on or after the Effective Date, makes a loan to the Debtor, the Reorganized Debtor, the Mestek Affiliates (if the conditions of (c) above are satisfied) or the Winning Plan Sponsor (but only to the extent that liability is asserted to exist as a result of its becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired).

        “PRP” means a “potentially responsible party” within the meaning of Section 107 of CERCLA including, but not limited to, the Contribution Third-Party Defendants and each such Entity’s Representatives.

        “PRP Actions” means any Claim, Cause of Action or right of contribution or indemnity of the Debtor, the Reorganized Debtor or the Mestek Affiliates, including, but not limited to, the Contribution Actions, against any PRP arising from or related to payments made by the Debtor or the Mestek Affiliates (whether prior to the Petition Date, on the Petition Date, or after the Petition Date) or to be made by the Debtor, the Reorganized Debtor or the Mestek Affiliates, to the TCE PI Trust for the benefit of the holders of TCE PI Trust Claims.

        “Qualified Alternative Plan Proposal” means an Alternative Plan Proposal that satisfies all of the requirements of the Sales Procedures Order.

        “Qualified Alternative Plan Sponsor” means any Entity that timely submits an Alternative Plan Proposal on or before the Alternative Plan Proposal Deadline and satisfies the requirements of the Sale Procedures Order.

        “Qualified Bidder” means (i) a Qualified Alternative Plan Sponsor who submitted the Qualified Alternative Plan Proposal and (ii) Mestek.

        “RCRA” means the Resource Conservation and Recovery Act, as amended by the Hazardous Solid Waste Amendment of 1984, as codified in title 42 of the United States Code, 42 U.S.C. §§ 6901-6992k.

        “Recovery Actions” means any and all Causes of Action, Avoidance Actions, Claims, Intercompany Claims or Alter-Ego Claims, whether direct or derivative, whether legal or equitable, against Mestek, Formtek or any other Mestek Affiliate that have been asserted, could have been asserted or are asserted in the future that relate, in any way, to the Debtor or the Reorganized Debtor, including, but not limited to, any such Causes of Action, Avoidance Actions, Claims, Intercompany Claims or Alter-Ego Claims: (i) seeking to extend liability to Mestek, Formtek or any other Mestek Affiliate under alter-ego, corporate-veil, vicarious liability, unity-of-interest, owner-operator, de facto-merger, substantive-consolidation theories, CERCLA or RCRA, whether asserted against Mestek, Formtek or any Mestek Affiliate in the Illinois Actions or otherwise; (ii) arising out of the ownership or operation of the Debtor as of and following the Mestek Purchase Transaction; (iii) arising out of illegal distributions or similar theories of liability; (iv) based on unjust enrichment; (v) for breach of fiduciary duty, mismanagement, malfeasance or fraud; (vi) relating to the provision of director and officer liability insurance or indemnification; (vii) arising out of any contracts or other agreements between or among the Debtor and any of the Mestek Affiliates; (viii) for vicarious liability or any other joint or several liability that any Mestek Affiliate may have in respect of any obligation that is the basis of a Claim against the Debtor; (ix) any other Claims or Causes of Action arising out of or related in any way to the Mestek Purchase Transaction that are based on an injury that affects or affected the Debtor or its creditors generally; (x) any other Claims or Causes of Action for any debt of Met-Coil that Met-Coil or any of its creditors, shareholders, affiliates, successors, assigns, officers, directors, representatives or agents may have against Mestek, Formtek or any other Mestek Affiliates and (xi) the Prepetition Lender Claims.

        “Released Claims” means TCE PI Trust Claims.

        “Reorganized Debtor” means Met-Coil, on and after the Effective Date.

        “Replacement Liens” has the meaning given it in the DIP Order.

        “Representatives” means with respect to any Entity, former, current and future affiliates, subsidiaries, divisions, merged or acquired companies or operations, members, officers, directors, shareholders, employees, consultants, agents, advisors, attorneys, accountants (including independent certified public accountants), financial advisors, other professionals, other representatives, successors, executors, administrators, heirs, assigns and predecessors.

        “Restructuring Documents” means the documents related to the Restructuring Transaction or the Alternative Restructuring Transaction, as applicable, and any and all exhibits, schedules, instruments or other documents created or executed pursuant thereto.

        “Restructuring Transaction Consideration” means, in the event Mestek is the Winning Plan Sponsor, the aggregate amounts to be paid, assumed or reimbursed by Mestek in the Restructuring Transaction including (i) the Capital Contribution; (ii) the guaranty of up to $3 million of the environmental liabilities of the Debtor as provided in Section 7.17 of the Plan; and (iii) the cost of the Hook-Ups.

        “Restructuring Transaction” means the purchase by Mestek or its assignee of the New Common Stock, the proceeds of unsettled Claims arising under the Insurance Policies for TCE Claims after the Effective Date, if any, and the Contribution Actions in exchange for the Restructuring Transaction Consideration.

        “Sale Procedures Order” means that certain Order (a) Approving Procedures for Consideration of Alternative Plan Proposals and the Selection of a Winning Plan Sponsor and (b) Approving Form and Manner of Notice of Alternative Plan Procedures entered on June 22, 2004.

        “Schedules” means the schedules, statements and lists Filed by the Debtor with the Bankruptcy Court pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, if such documents are Filed, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court prior to the entry of the Final Order.

        “Schreiber” means Anne Schreiber, the plaintiff in the Schreiber Litigation, and her respective past, present and future successors, heirs, assigns, attorneys and representatives.

        “Schreiber Litigation” means that certain action captioned as Schreiber v. Lockformer, et al., (Case No. 02 C 6097), currently pending in the Illinois District Court.

        “Schreiber Settlement Amount” means $6,000,000, including claims for attorneys’ fees and expenses, to be paid to Schreiber by the TCE PI Trust.

        “SEC” means the United States Securities and Exchange Commission.

        “Secured Claim” means any prepetition Claim that is (a) secured in whole or part, as of the Petition Date, by a Lien which is valid, perfected and enforceable under applicable law on Property on which the Estate has an interest and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, or (b) subject to setoff under Section 553 of the Bankruptcy Code, but, with respect to both clause (a) and (b), only to the extent of each such Estate’s interest in the value of the assets or Property securing any such Claim or the amount subject to setoff, as the case may be.

        “Secured Loan Agreement” means that certain Loan Agreement dated as of December 30, 2002 by and between the Debtor and Mestek.

        “Settled TCE PI Trust Claims” means all TCE PI Trust Claims (i) for which the holder of a TCE PI Trust Claim executes a settlement agreement with the Debtor and Mestek that is approved by the Bankruptcy Court or the Illinois District Court, and (ii) which are Allowed pursuant to the Plan prior to the Effective Date. For the avoidance of doubt, the Schreiber Claim and the Claims of Denise Ehrhart, Virginia Hallmer, Daniel Pelzer and Laura Wroble (on behalf of themselves and their respective past, present and future successors, heirs, assigns, attorneys and representatives) shall each be deemed a Settled TCE PI Trust Claim pursuant to stipulations to be entered into regarding their respective Claims.

        “Settling Insurers” means the insurance companies identified on Exhibit 5 to the Plan that have reached settlements with the Debtor before the Confirmation Date for the payment to or reimbursement of the Debtor for liability, indemnity or defense costs arising from or related to TCE Claims under any Insurance Policy.

        “Solicitation” means the solicitation by the Debtor that includes the Disclosure Statement and related materials and, where appropriate, the Ballots.

        “Solicitation Procedures Order” means that certain Order Approving (a) the Disclosure Statement Pursuant to 11 U.S.C. § 1125; (b) the Form of Solicitation Materials and Ballots; (c) Procedures for Solicitation and Tabulation of Votes to Accept or Reject Proposed Plan of Reorganization; (d) Voting Deadline and Record Date; and (e) the Date and Time for the Filing of Objections to, and the Hearing on, Confirmation of the Plan entered by the Bankruptcy Court on June 22, 2004.

        “Subsidiary” of any specified Entity at any time means any Entity a majority of the Capital Stock of which the specified Entity owns or controls at that time, directly or indirectly through another Subsidiary of the specified Entity.

        “Tax” means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

        “Tax Code” means the Internal Revenue Code of 1986, as codified in title 26 of the United States Code, 26 U.S.C. §§ 1-9833.

        “Tax Rate” means the rate equal to the underpayment rate specified in 26 U.S.C. § 6621 (determined without regard to 26 U.S.C. § 6621(c)) as of the Effective Date.

        “TCE” means trichloroethylene and trichloroethane and its or their parent or daughter products.

        “TCE Channeling Injunction” means an order or orders contained in the Confirmation Order entered by the Bankruptcy Court, in accordance with and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, and to supplement, where necessary, the injunctive effect of the discharge both provided by Sections 1141 and 524 of the Bankruptcy Code and as described in Article VII of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code or otherwise, by which any Entity which has held or asserted, which holds or asserts, or which may in the future hold or assert any TCE PI Trust Claim shall be permanently stayed, restrained and enjoined from taking any action against any Protected Party for the purpose of, directly or indirectly, collecting, recovering, or receiving payments, satisfaction, or recovery with respect to, relating to, arising out of, or in any way connected with any TCE PI Trust Claim whenever and wherever arising or asserted, all of which shall be channeled to the TCE PI Trust for resolution as set forth in the TCE PI Trust Agreement and the TCE PI Trust Distribution Procedures and which shall terminate in accordance with Section 7.03(c) of the Plan as to the Reorganized Debtor, the Mestek Affiliates and the Winning Plan Sponsor.

        “TCE Claims” means TCE Litigation Claims, TCE Property Damage Claims and TCE PI Trust Claims.

        “TCE Litigation Claims” means any and all Claims relating to or arising on or before the Petition Date from the release of TCE at the Lockformer Site, whether from investigation, remediation, litigation or otherwise, including without limitation, (a) all Claims for the professional and expert expenses incurred in connection with such Claims, (b) the Claims of the IEPA, USEPA or other governmental entity for response or investigatory costs, (c) all Claims for indemnification or contribution related to TCE, including the Honeywell Claims and the Claims of any PRP, (d) the Claims arising under the DeVane Action other than Class 7 Claims, (e) the TCE Property Damage Claims not included in Class 5; provided, however, that TCE Litigation Claims does not include (a) any obligation of the Debtor to remediate the Lockformer Site or perform the Hook-Ups or (b) those Claims in Class 5, Class 6 and Class 7.

        “TCE PI Claims” means any and all Causes of Action asserted against the Debtor, the Mestek Affiliates, or any Protected Parties by a Person who resides, at any time resided or may reside on or before Petition Date in the Designated Area (or as or on behalf of a child, husband, wife or other individual related to or claiming some personal relationship with such Person) or claims exposure to TCE in the Designated Area for, arising out of, resulting from, or attributable to, directly or indirectly, damages for death, personal injury, bodily injury, sickness, disease, emotional distress, medical monitoring or other personal injuries (whether physical, emotional or otherwise) to the extent caused or allegedly caused, directly or indirectly, by the presence of or exposure through any pathway, method, material or environmental media to TCE allegedly released at the Lockformer Site, including, without express or implied limitation, loss of consortium, fear of cancer or other diseases, wrongful death, medical monitoring, survivorship, restitution, proximate, consequential, general damages, special damages, punitive damages, attorneys’ fees, costs and expenses, whether at law or in equity, and whether sounding in tort, contract, equity, nuisance, trespass, negligence, product liability, strict liability or any other statutory or common law cause of action. TCE PI Claims shall not include TCE Property Damage Claims, Claims asserted by employees of the Debtor, TCE Litigation Claims and Claims in Classes 4.1, 4.2, 4.3, 5 and 7. TCE PI Claims shall include the Settled TCE PI Trust Claims.

        “TCE PI Trust” means the Met-Coil Systems Corporation TCE PI Settlement Trust established by the Reorganized Debtor in accordance with the TCE PI Trust Agreement.

        “TCE PI Trust Agreement” means the Met-Coil Systems Corporation TCE PI Trust Agreement to be dated the Effective Date establishing the terms and conditions of the TCE PI Trust, substantially in the form annexed to the Plan as Exhibit 6.

        “TCE PI Trust Assets” means all of the assets of the TCE PI Trust, including the TCE PI Trust Claims Distribution Fund, and any income, profits, and proceeds derived therefrom.

        “TCE PI Trust Claims” means collectively, the TCE PI Claims and the Future TCE Demands.

        “TCE PI Trust Claims Distribution Fund” means the Cash payments, with aggregate present value in the total amount of $26,000,000 that the Winning Plan Sponsor is required to make under the TCE PI Trust Funding Agreement on and after the Effective Date, plus those amounts necessary to fund the Settled TCE PI Claims on the Effective Date.

        “TCE PI Trust Distribution Procedures” means the procedures established in accordance with the Plan and the Confirmation Order, substantially in the form annexed to the TCE PI Trust Agreement as Exhibit B thereto, as may be modified from time to time.

        “TCE PI Trust Funding Agreement” means the agreements to be dated as of the Effective Date establishing the terms and conditions under which the Winning Plan Sponsor will pay the TCE PI Trust Claims Distribution Fund and collateralize its future obligations to the TCE PI Trust.

        “TCE Property Damage Claims” means any and all Claims asserted against the Debtor or any Mestek Affiliate for diminution of value to real estate caused by the alleged discharge of TCE onto or into the soil of the Lockformer Site.

        “Third-Party Claim” means any Claim, Released Claim, any claims for Trust Expenses, demand, Future TCE Demand or Cause of Action of any Entity which has held or asserted, which holds or asserts, or which may in the future hold or assert such Claim, Released Claim, claim for Trust Expenses, demand, Future TCE Demand or Cause of Action against the Debtor, Mestek Affiliates, TCE PI Trust or Protected Parties based upon, arising out of, or in any way connected with any TCE PI Trust Claim, or similar events giving rise to such TCE PI Trust Claim, or any Released Claim.

        “Travelers” means Travelers Casualty and Surety Company, The Travelers Indemnity Company, The Travelers Indemnity Company of Illinois n/k/a Travelers Property Casualty Company of America and Gulf Insurance Company.

        “Trustee” means the Person appointed pursuant to Section 8.07 of the Plan for the purpose of acting as Trustee of the TCE PI Trust in accordance with the terms and conditions contained in the TCE PI Trust Agreement, the Plan and the Confirmation Order.

        “Trust Expenses” means any and all costs, taxes, expenses, and any other liabilities imposed upon, assumed by, or in respect of the TCE PI Trust attributable or allocable to TCE PI Trust Claims, which shall be paid solely from the TCE PI Trust Claims Distribution Fund, including, but not limited to (i) Trustee compensation; (ii) employee compensation; (iii) compensation to the Future Claimants’ Representative and his professionals; (iv) insurance premiums; (v) legal, accounting and other professional fees and expenses; (vi) overhead; and (vii) disbursements and expenses relating to the implementation of the TCE PI Trust Distribution Procedures, but excluding payments to holders of TCE PI Trust Claims on account of such TCE PI Trust Claims or reimbursements of such payments.

        “UAO” means that certain Administrative Order Docket No. V-W-'02-C-665 (Region 5) issued by the United States Environmental Protection Agency on October 4, 2001 pursuant to Section 106(a) of CERCLA.

        “Unclaimed Property” means any distribution of Cash or any other Property made to a holder of an Allowed Claim (other than a Class 5 Claim or a Class 6 Claim) pursuant to the Plan that (i) is returned to the Disbursing Agent or the Reorganized Debtor as undeliverable (when no timely request for reissuance is made as provided for in Section 4.04 of the Plan) within the later of one (1) year after (x) the Effective Date or (y) the date such Claim is Allowed.

        “Unclassified Claims” means Administrative Claims and Priority Tax Claims.

        “Unimpaired” means any Claim that is not Impaired.

        “United States Trustee” means the United States Trustee appointed under Section 581(a)(3) of title 28 of the United States Code to serve in the Chapter 11 Case.

        “Unsecured Claims Distribution Fund” means the fund to be established on the Effective Date of the Plan to fund distributions to holders of Classes 4.1 and 4.3 Claims pursuant to Sections 3.08 and 3.10, such that each holder of an Allowed Class 4.1 Claim will receive 100% of the amount of such Claim and each holder of an Allowed Class 4.3 Claim will receive 70% of the amount of such claim.

        “USEPA” means United States Environmental Protection Agency.

    “U.S.        Trustee’s Fee Claims” means any fees assessed against the Estate pursuant to Section 1930(a)(6) of title 28 of the United States Code.

        “Winning Plan Sponsor” means Mestek or its assignee or such other Entity that makes the highest and best proposal to consummate and fund the Plan, as determined in accordance with the Sale Procedures Order.

        “Woodridge/Mejdrech Class Hook-Up Homeowners” means those members of the Medjrech Class listed on Exhibit D to the Medjrech/Schreiber Settlement Agreement that are located in the Village of Woodridge and presently use private wells as their water supply.

[1] The Debtor reserves the right to amend this Exhibit 3 in the Plan Supplement. [2] The Debtor reserves the right to amend this Exhibit 4 to the Plan Supplement.

[3]	The Debtor, Mestek and the Future Claimants’ Representative reserve the right to amend this Exhibit 6 to the Plan Supplement.